Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GBW RAILCAR SERVICES HOLDINGS, L.L.C.

(a Delaware limited liability company)

THESE MEMBERSHIP INTERESTS HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933 OR

PURSUANT TO THE PROVISIONS OF ANY STATE SECURITIES ACT

CERTAIN RESTRICTIONS ON TRANSFERS OF INTERESTS

ARE SET FORTH HEREIN

Schedule 1	Names, Addresses, Initial Capital Contributions and Sharing Ratios of the Members

Schedule 2	List of Managers

Exhibit A	Glossary; Certain Interpretive Matters

Exhibit B	Example of Calculation of Sharing Ratios

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

GBW RAILCAR SERVICES HOLDINGS, L.L.C.

This Amended and Restated Limited Liability Company Agreement of GBW Railcar Services Holdings, L.L.C. (the “Company”), dated July 18, 2014 (the “Effective Date”), is hereby duly adopted, approved, ratified, and confirmed as the limited liability company agreement of the Company by the Persons signing this Agreement as the Members of the Company.

WHEREAS, the Company was formed as a Delaware limited liability company pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on June 4, 2014 in accordance with the Act;

WHEREAS, the parties desire to amend and restate in its entirety the Company’s existing Limited Liability Company Agreement; and

WHEREAS, the parties desire to set forth the applicable terms that will apply to the Company as a limited liability company in accordance with the Act.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

All capitalized terms used in this Agreement have the meanings specified herein or in the Glossary attached as Exhibit A. In addition, the interpretive matters set forth in Exhibit A are incorporated herein.

ARTICLE 2

Organization

Section 2.1.	Formation.

The Company was formed upon the filing of the Certificate of Formation of the Company with the Delaware Secretary of State on June 4, 2014, pursuant to the Act.

Section 2.2.	Name, Principal Office.

The name of the Company is GBW Railcar Services Holdings, L.L.C., although the Company’s business may be conducted under any other name that is required by local Law or any other name determined by the Board. The Company will maintain its principal office at the address determined by the Board from time to time. The Board may at any time change the location of the Company’s office and may establish additional offices if it deems it advisable. The Board (or the applicable Officer, if authorized by the Board) will promptly give any other Persons written notice of any change in location of the principal office of the Company, to the extent necessary.

Section 2.3.	Registered Office and Registered Agent.

The Company’s registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, New Castle County, and the name of its registered agent at such address for service of process will be Corporation Service Company, or such other registered office or registered agent as the Board may determine from time to time.

Section 2.4.	Purpose, Powers and Business.

(a) Purpose. The purposes and character of the business of the Company are to engage in the Business and in any and all activities related or incidental thereto. The Company may engage in the Business through its Subsidiaries.

(b) Powers. The Company will have all powers under the Act that are necessary or desirable to carry out the Business and any and all activities related or incidental thereto. The Company will carry out the foregoing activities pursuant to the arrangements set forth or provided for in this Agreement.

(c) Company’s and Subsidiaries’ Business. The Company’s and its Subsidiaries’ business and affairs are limited to the Business and any and all activities related or incidental thereto.

Section 2.5.	Outside Activities.

(a) Other Activities. Subject to Section 2.5(b), each Member, in its individual capacity or otherwise, and its respective Affiliates, is free to acquire, own, engage in, conduct or participate in any business, activity or opportunity that is outside the scope of the Business, without any accountability, liability, or obligation whatsoever to the Company or to any other Member, and any such Member has no obligation to notify the Company nor the other Members of any such other business, activity, or opportunity that is outside the scope of the Business, and neither the Company nor the Members has any right by virtue of this Agreement or any interests in the Company in or to such other business, activity or opportunity or to any income or profits derived therefrom. Managers and Officers of the Company have no obligation to notify the Company of any business, activity or opportunity that is outside the scope of the Business and the Company has no right to any such other business, activity or opportunity without regard to whether it is presented or offered to, or otherwise learned by, a Manager or Officer in his or her capacity as such or otherwise.

(b) Competitive Activities. Notwithstanding any other provision set forth in this Agreement, each Member agrees that, so long as the Member continues to be a Member of the Company and for a period of two years after the Member ceases to be a Member of the Company (subject to the next sentence of this Section 2.5(b) and to Section 2.6), the Member will not (and will cause each of its Affiliates not to) engage in the Business within the United States, Canada or Mexico. For purposes of this Section 2.5(b), the Business shall not include (i) the Members or their Affiliates owning, leasing or subleasing any property used in the Business that is leased or subleased to the Company or any Company Subsidiary, or (ii) the Members or their Affiliates providing services (including the services described in Section 2.6) to the Company or any Company Subsidiary, and each of such activities described in items (i) and (ii) shall not be considered competitive with the Business. The obligations in this Section 2.5(b) will terminate upon the Bankruptcy or dissolution of the Company.

Section 2.6.	Services.

The Members or their Affiliates may provide administrative, commercial, operational, project execution and other services to the Company or any Company Subsidiary from time to time. Any such services will be provided pursuant to the terms of a services agreement to be entered into by the service provider and the Company or the applicable Company Subsidiary.

Section 2.7.	Term.

The term of existence of the Company is perpetual, unless the Company is earlier dissolved and wound up in accordance with either the provisions of this Agreement or the Act.

ARTICLE 3

Company Capital

Section 3.1.	Initial Capital Contributions of the Members.

In exchange for the Membership Interests, including such Member’s initial Sharing Ratio set forth opposite its name on Schedule 1, each Member agrees to contribute to the Company (a) cash in the amount set forth on Schedule 1 and (b) certain assets, each in the form, amount, and manner set forth in the Contribution Agreement as the Initial Capital Contribution of such Member as set forth on Schedule 1. Such Initial Capital Contributions, initial Sharing Ratios and initial Sharing Ratio Accounts of the Greenbrier Member, on the one hand, and the Watco Members collectively, on the other hand, shall be equal. As provided for in the Contribution Agreement, each Member commits to contribute to the Company the additional amount set forth on Schedule 1 in cash as an Additional Capital Contribution, within five (5) Business Days after the receipt of a Funding Notice from the Chief Executive Officer or Chief Financial Officer, which Funding Notice will be provided pro rata in accordance with the Member’s Sharing Ratios. In addition (but without duplication of any funding contemplated by the Annual Business Plan), each Member commits, in accordance with its respective Sharing Ratio, to loan to the Company under the Credit Agreement its pro rata share of the funds needed for the Company’s Subsidiary, GBW Railcar Services, L.L.C., to pay its obligations under the Inventory Sale Agreement between GBW Railcar Services, L.L.C. and Millennium Rail, Inc., the Inventory Sale Agreement between GBW Railcar Services, L.L.C. and Watco Mechanical Services, L.L.C., and the Inventory Sale Agreement between GBW Railcar Services, L.L.C. and the Greenbrier Member, within five (5) Business Days after the receipt of a Funding Notice from the Chief Executive Officer or Chief Financial Officer, which Funding Notice will be provided to the Members by the Chief Executive Officer or the Chief Financial Officer within 180 days after the Effective

Date, provided that a failure to deliver such Funding Notice within such 180 day period shall not relieve the Members of their obligation to fund pursuant to this sentence when such Funding Notice is given.

Section 3.2.	Additional Funding by the Members.

(a) Additional Funding. In addition to the Additional Capital Contributions and the loans described in Section 3.1, each Member agrees to make Additional Capital Contributions and/or loans to the Company, when and as called pursuant to Sections 3.2(b-e) and 5.1(b) (“Funding Call”), upon at least five (5) Business Days written notice (“Funding Notice”). Except as otherwise provided herein, each Funding Notice will be made proportionate to the Members’ Sharing Ratios and each Member will make Additional Capital Contributions or loans, as applicable, in proportion to the Member’s Sharing Ratio.

(b) Funding Call for Amounts Specified in Annual Business Plan. Except as set forth in Sections 3.2(d) and 3.2(e), upon approval by the Board of the Annual Business Plan or deemed approval of the Annual Business Plan, each in accordance with Section 4.7, to the extent Funding Calls are provided for in the Annual Business Plan, the Chief Executive Officer or the Chief Financial Officer shall issue Funding Notices to the Members. To the extent Funding Calls are not specified in the Annual Business Plan, the Board, the Chief Executive Officer or the Chief Financial Officer shall issue Funding Notices to the Members consistent with the funding requirements set forth in the Annual Business Plan. If a Member fails to satisfy its obligations under a Funding Notice pursuant to this Section 3.2(b), then such failure shall give rise to the remedies set forth in Section 3.8(b), Section 3.8(c) and Section 3.8(d).

(c) Funding Call Beyond Amounts Specified in Annual Business Plan. Except as set forth in Sections 3.2(d) and 3.2(e), if the Board authorizes pursuant to Section 4.6(d)(5) funding in excess of the annual budgeted aggregate amounts provided for in the Annual Business Plan (including the cushion amounts provided for in such Annual Business Plan), the Chief Executive Officer or Chief Financial Officer shall, as so approved by the Board, issue a Funding Notice to the Members. If a Member fails to satisfy its obligations under a Funding Notice pursuant to this Section 3.2(c), then such failure shall give rise to the remedies set forth in Section 3.8(b), Section 3.8(c) and Section 3.8(d).

(d) Funding Call Where One Member Has Supermajority Vote of the Board and Approves Annual Business Plan Over Objection. If either the Greenbrier Member, on one hand, or the Watco Members acting jointly, on the other hand, hold a Supermajority of the Sharing Ratios, and the Board approves the Annual Business Plan over the objection of the Managers representing a Member or Members holding the minority of the Sharing Ratios, then to the extent Funding Calls are provided for in the Annual Business Plan, the Chief Executive Officer or the Chief Financial Officer shall issue Funding Notices to the Members, and to the extent Funding Calls are not specified in the Annual Business Plan, the Board, the Chief Executive Officer or the Chief Financial Officer shall issue Funding Notices to the Members consistent with the funding requirements set forth in the Annual Business Plan. Upon receipt of such Funding Notice(s), the Member or Members holding a minority of the Sharing Ratios shall only be required pursuant to this Section 3.2(d) to fund pursuant to such Funding Notice(s) in the aggregate amounts equal to the funding which was required to be committed by such

Member or Members specified in the previous Annual Business Plan most recently in effect (and in accordance with the then current Sharing Ratios of the Member(s) as of the date of the Funding Notice), less any amounts for growth capital expenditures, less any one time amounts for specific projects, purchases, acquisitions or other matters, less any other special or non-recurring items, and less amounts authorized by the Board pursuant to Section 4.6(d)(5). Upon receipt of such Funding Notice(s), the Member or Members holding a Supermajority of the Sharing Ratios shall have the right to fund pursuant to such Funding Notice(s) issued in accordance with this Section 3.2(d) any amounts between the amount to be funded by such Member provided in such Funding Notice(s) and the aggregate amounts equal to the funding which was required to be committed by such Member or Members specified in the previous Annual Business Plan most recently in effect (and in accordance with the then current Sharing Ratios of the Member(s) as of the date of the Funding Notice), less any amounts for growth capital expenditures, less any one time amounts for specific projects, purchases, acquisitions or other matters, less any other special or non-recurring items and less amounts authorized by the Board pursuant to Section 4.6(d)(5). In addition, such Member or Members holding a Supermajority of the Sharing Ratios shall have the right, but not the obligation, to fund any additional amounts up to the total amount of the Funding Call less the amount required to be funded by the Member or Members holding a minority of the Sharing Ratios. To the extent the Member or Members holding a Supermajority of the Sharing Ratios fund an amount in excess of the amount funded by such Member or Members provided in such Funding Notice(s) issued pursuant to this Section 3.2(d) for matters contemplated by the Annual Business Plan as approved pursuant to this Section 3.2(d) and without giving effect to any subsequent amendment to such Annual Business Plan, this excess amount will be considered a loan to the Company under the Credit Agreement at the rate of interest then applicable in the Credit Agreement. If a Member fails to satisfy its obligations under a Funding Notice pursuant to this Section 3.2(d), then such failure shall give rise to the remedies set forth in Section 3.8(b), Section 3.8(c) and Section 3.8(d).

(e) Funding Call Where One Member Has Supermajority Vote of the Board and Approves Funding Call Beyond the Annual Business Plan Over Objection. If either the Greenbrier Member, on one hand, or the Watco Members acting jointly, on the other hand, hold a Supermajority of the Sharing Ratios, and the Board authorizes pursuant to Section 4.6(d)(5) funding in excess of the aggregate amounts provided for in the Annual Business Plan as approved pursuant to Section 3.2(d) (without giving effect to any subsequent amendment to such Annual Business Plan) or for matters not contemplated by such Annual Business Plan, over the objection of the Board members representing a Member or Members holding a minority of the Sharing Ratios, the Chief Executive Officer or Chief Financial Officer shall, as so approved by the Board, issue a Funding Notice to the Members. If a Member fails to satisfy its obligations under a Funding Notice pursuant to this Section 3.2(e), then such failure shall give rise to the remedies set forth in Section 3.8(b), Section 3.8(c) and Section 3.8(d).

(f) Funding by a Member if the Board Does Not Approve Additional Funding. If the Chief Executive Officer reasonably determines that the Company needs funding beyond the amounts provided for in the Annual Business Plan, and the Board does not approve such additional funding pursuant to Section 4.6(d)(5), any Member may elect to fund such amount by making a loan to the Company under the Credit Agreement at the rate of interest then applicable in the Credit Agreement, and the Company shall repay such loan to such Member in accordance with the Credit Agreement, provided the principal amounts of all loans made pursuant to this Section 3.2(f) will be subordinate to all other loans under the Credit Agreement (but will rank pari passu with respect to other loans funded pursuant to this Section 3.2(f)) and the Company will not make any principal payments (but will make interest payments) on any loan under this Section 3.2(f) until such time as all other loans under the Credit Agreement have been paid in full.

(g) Funding by Members. The Watco Members shall be jointly and severally liable for all loans and Capital Contributions required to be made by the Watco Members. The Watco Members may allocate between themselves all Additional Capital Contributions and loans, and will not be required to make contributions or loans strictly in accordance with their respective Sharing Ratios, provided the Watco Members collectively shall make all Additional Capital Contributions and loans in accordance with their collective Sharing Ratios. If there is more than one Greenbrier Member, the Greenbrier Members shall be jointly and severally liable for all loans and Capital Contributions required to be made by the Greenbrier Members. The Greenbrier Members may allocate between themselves all Additional Capital Contributions and loans, and will not be required to make contributions or loans strictly in accordance with their respective Sharing Ratios, provided the Greenbrier Members collectively shall make all Additional Capital Contributions and loans in accordance with their collective Sharing Ratios.

(h) Funding Notices. A Funding Notice will: (i) be in the form of a written notice to the Members; (ii) specify the particular section and subsection of this Agreement under which the Funding Notice is being given; (iii) specify the purpose of the Funding Notice and a general description of the anticipated use of the proceeds; (iv) specify whether the funding required will be a loan or an Additional Capital Contribution; (v) specify the date of such funding, which shall be at least five (5) Business Days after the Funding Notice is received by the Member; (vi) set forth each Member’s Sharing Ratio and the share of the loan or Additional Capital Contributions required to be made by each Member; and (vii) specify any unpaid amounts owed by each Member to the Company pursuant to previous Funding Calls (separately for both loans and Additional Capital Contributions) as of the date of the Funding Notice.

Section 3.3.	Company Capital.

(a) No Member will be paid interest on any Capital Contribution to the Company.

(b) No Member has the right to withdraw all or any part of its Capital Contribution or, except as expressly provided for herein, to receive any return on any portion of its Capital Contribution.

(c) Under circumstances involving any Distribution, no Member has the right to receive property other than cash.

Section 3.4.	Liability of Members.

(a) No Member will be liable for the debts, liabilities, contracts or any other obligation of the Company or any Company Subsidiary, except to the extent expressly provided for in the Act or pursuant to the terms of any guaranty provided by a Member. No Member is liable for the debts, liabilities, contracts or any other obligations of any other Member.

(b) No Member is required to contribute to the capital of, or loan, the Company or any Company Subsidiary any funds other than as expressly required in this Agreement.

(c) No Member will be liable for the return of all or any portion of the Capital Contributions of any other Member.

Section 3.5.	Loans by Members or Affiliates.

The Members hereby ratify and approve the Credit Agreement and all loans made pursuant to this Agreement. All loans made hereunder by a Member to the Company will be subject to the terms and conditions of the Credit Agreement and this Agreement. Except pursuant to the Credit Agreement or as otherwise expressly provided for in this Agreement, the Company and its Subsidiaries may not borrow from, lend to, or provide guarantees on behalf of, any Member or its Affiliates; provided, however, that a Member holding a Supermajority of the Sharing Ratios may require the Company to become a guarantor under any indenture, credit agreement or similar arrangement of such Member or such Member’s Affiliate to the extent obligated to do so under such indenture, credit agreement or similar arrangement. Notwithstanding anything in this Agreement to the contrary, no Member will be required to make a loan to the Company to the extent such Member is not required to make a loan under the Credit Agreement due to the occurrence of an “Event of Default” (as defined in the Credit Agreement); so long as Section 4.3 of the Credit Agreement does not apply to such Member.

Section 3.6.	Capital Accounts.

(a) A Capital Account will be established and maintained for each Member. The initial Capital Account balance of each Member will equal the Book Value of such Member’s Initial Capital Contribution as made in accordance with the Contribution Agreement and as set forth on Schedule 1.

(b) A Member’s Capital Account will be increased (i) by (A) the amount of cash and the initial Book Value of any property contributed by the Member to the Company as a Capital Contribution pursuant to this Article 3, (B) the Member’s allocable share of Profits, income and gain, and (C) the amount of any liabilities of the Company that are expressly assumed by the Member or that are secured by any Company property distributed to the Member, and (ii) as provided for in Section 3.2.

(c) A Member’s Capital Account will be decreased by (i) the amount of cash and the Book Value of any Company property distributed to the Member pursuant to any provision of this Agreement, (ii) the Member’s allocable share of Losses, deductions and other losses, and (iii) the amount of any liabilities of the Member that are expressly assumed by the Company or that are secured by any property contributed by the Member to the Company.

(d) Upon the occurrence of certain events described in Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) as set forth in the definition of Book Value, the Board will increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company property on the Company’s books.

(e) The Capital Account of each Member will be determined after giving effect to all transactions that have been effected prior to the time when such determination is made giving rise to the allocation of Profits and Losses, including all contributions and Distributions. Any Person who acquires a Membership Interest directly from a Member will have a Capital Account that includes all or part, as the case may be, of the Capital Account balance of the Membership Interest so acquired or transferred. Any Member that Disposes of a Membership Interest shall have its Capital Account decreased by the amount so transferred pursuant to such Disposition.

(f) If any Member or any of its Affiliates makes a loan to the Company (including loans governed by the Credit Agreement), such loan will not be considered a contribution to the capital of the Company and will not increase the Capital Account of the lending Member. Repayment of such loans will not be deemed withdrawals from the capital of the Company.

(g) Any fees, salary or similar compensation payable to a Member (including under the Master Real Property Lease Agreements, the Master Personal Property Lease Agreements, the Services Agreement, the Secondment Agreement, the Inventory Sale Agreements, the Employment Transition and Management Services Agreement or the Tucson Facility Services Agreement) will be deemed a payment to a Member other than in its capacity as a Member pursuant to Code Section 707(a) or a guaranteed payment pursuant to Code Section 707(c) for federal income tax purposes, and not a Distribution to such Member for such purposes. Such payments to a Member will not reduce the Capital Account of the Member, except to the extent of its distributive share of any Company Losses or other downward capital adjustment resulting from such payment.

(h) From time to time the Board may make such modifications to the manner in which the Capital Accounts are computed to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, provided that such modification is not likely to have a material adverse effect on the amounts allocable for federal income tax purposes or distributable (whether or not in liquidation) to any Member pursuant to this Agreement.

(i) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2, and will be interpreted and applied in a manner consistent with such Treasury Regulations.

(j) No Member with a deficit balance in its Capital Account will have any obligation to the Company or any other Member to restore such deficit balance. In addition, a deficit Capital Account balance of a Member (or a deficit capital account of a venturer, member or partner in a Member) will not be deemed to be a Company asset or Company property.

Section 3.7. Sharing Ratios and Sharing Ratio Accounts.

(a) A “Sharing Ratio Account” will be established and maintained for each Member and the sole purpose of such Sharing Ratio Account will be to determine the Sharing Ratios of the Members. The initial Sharing Ratio Account balance of each Member will equal the Book Value of such Member’s Initial Capital Contribution as made in accordance with the Contribution Agreement and as set forth on Schedule 1. The initial Sharing Ratio Account balances of the Greenbrier Member, on the one hand, and the sum of the initial Sharing Ratio Account balances of the Watco Members collectively, on the other hand, shall be equal to each other and the initial Sharing Ratios of the Members shall be as set forth on Schedule 1. A Member’s Sharing Ratio Account will be increased or decreased as provided in this Section 3.7.

(b) For purposes of determining or re-determining a Member’s Sharing Ratio, such Member’s Sharing Ratio shall be the percentage that results from taking such Member’s Sharing Ratio Account that exists at the time of such determination or re-determination and dividing it by the sum of the Sharing Ratio Accounts of all of the Members that exist at such time. A Member’s “Allocable Share” for purposes of this Section 3.7 is determined by multiplying such Member’s Sharing Ratio times the item to be determined.

(c) A Member’s Sharing Ratio Account will be increased for (i) the amount of any Additional Capital Contribution actually contributed or deemed to be contributed to the Company by the Member pursuant to any provision of this Agreement (including a Non-Funding Member Capital Amount pursuant to Section 3.8(b)(1), an Additional Capital Contribution by a Non-Funding Member as described in Section 3.8(d), or pursuant to Section 3.8(b)(2) by a Funding Member), (ii) the Member’s Allocable Share of the Company’s earnings as determined in accordance with GAAP, and (iii) the Member’s Allocable Share of such other increases to the Company’s equity accounts as determined in accordance with GAAP. For the sake of clarity, the amount of Additional Capital Contributions made or deemed to be made pursuant to Section 3.8(b)(2) for purposes of this Section 3.7 will be made or will be deemed to have been made at either two (2) times or one (1) times the amount contributed as provided for in Section 3.8(b)(2).

(d) A Member’s Sharing Ratio Account will be decreased by (i) the amount of Distributions distributed to the Member pursuant to any provision of this Agreement, (ii) the amount deemed transferred by the Company to the Non-Funding Member pursuant to Section 3.8(b)(2)(ii) as result of the extinguishment of a Non-Funding Member Capital Amount, (iii) the Member’s Allocable Share of the Company’s Losses as determined in accordance with GAAP, and (iv) the Member’s Allocable Share of such other decreases to the Company’s equity accounts as determined in accordance with GAAP.

(e) The Sharing Ratio of each Member will be determined or re-determined from time to time if any of the following events occurs and after considering the effect of such items on the Sharing Ratio Accounts: (i) any redemption by the Company of Membership Interests; (ii) any Distribution to the Members which is not made in accordance with the then Sharing Ratios of the Members (other than a disproportionate Distribution made pursuant to Section 5.1(c)); (iii) any funding by a Member of an Additional Capital Contribution which is not made in accordance with the then Sharing Ratios of the Members; (iv) any funding by a Member of an Additional Capital Contribution pursuant to Section 3.1 or Section 3.2 where another Member does not fund its respective Additional Capital Contribution pursuant to Section 3.1 or Section 3.2; and (v) any funding by a Member of an Additional Capital Contribution pursuant to Section 3.2(d) or Section 3.8(d). For the avoidance of doubt, notwithstanding the foregoing, the funding of the entire Shortfall Amount of an Additional Capital Contribution by a Funding Member on

behalf of a Non-Funding Member pursuant to clause (z) of the second sentence of Section 3.8(b)(1) is considered to have been made by the Non-Funding Member and therefore is not a determination or re-determination event until such time as the Funding Member converts the Funding Member Loan into an Additional Capital Contribution pursuant to Section 3.8(b)(2). Any determination or re-determination of the Sharing Ratios shall take into account when computing the Sharing Ratio Accounts all transactions that have been effected since the previous determination or re-determination of the Sharing Ratios. Adjustments to a Member’s Sharing Ratio will be made on the date of the occurrence causing such adjustment. The adjustments to be made to the Sharing Ratio Accounts pursuant to clauses (ii) and (iii) of the first sentence of Section 3.7(c) and clauses (ii) and (iii) of Section 3.7(d) shall be made after considering the activity that has occurred since the previous determination or re-determination for all intervening periods and partial periods using a “closing of the books” method and a monthly convention with a daily pro-ration.

(f) Any Person who acquires a Membership Interest directly from a Member by means of a Disposition to it of all (in the case of a complete Disposition) or part (in the case of a partial Disposition) of the Membership Interest of another Member will have a Sharing Ratio Account that includes all or part (as the case may be) of the Sharing Ratio Account of the Membership Interest so acquired or transferred (as adjusted pursuant to this Section 3.7). Any Member who Disposes of a Membership Interest shall have its Sharing Ratio Account decreased by such Disposition and will have a Sharing Ratio Account that excludes the amount of the Sharing Ratio Account so transferred. Appropriate adjustments will also be made to the Sharing Ratios and the Allocable Shares of such Members. In the event of a disproportionate redemption of a Member’s Membership Interest, the Member whose Membership Interest is redeemed will have its Sharing Ratio Account reduced proportionately to the Member’s Membership Interest so redeemed relative to such Member’s total Membership Interest owned immediately before such redemption.

(g) No Member with a deficit balance in its Sharing Ratio Account will have any obligation to the Company or any other Member to restore such deficit balance. A deficit Sharing Ratio Account balance shall be deemed to equal zero for purposes of calculating a Member’s Sharing Ratio and Allocable Share. In addition, a deficit Sharing Ratio Account balance of a Member will not be deemed to be a Company asset or Company property.

(h) Schedule 1 shall be amended from time to time by the Board to reflect any adjustments to the Sharing Ratios as provided in this Section 3.7 as of the date that such adjustment occurred. All adjustments to the Sharing Ratios shall be made to the nearest 1/100 of a percentage (i.e., 0.01%). Exhibit B illustrates the intended operation of this Section 3.7 when an adjustment to the Sharing Ratios of the Members is required to be made pursuant to this Agreement.

Section 3.8.	Remedies for Non-payment of Funding Calls Pursuant to Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.2(e).

(a) If the Greenbrier Member (after applying Section 3.2(g)), on the one hand, or the Watco Members (after applying Section 3.2(g)), on the other hand (whether the Greenbrier Member or the Watco Members, the “Non-Funding Member”) fails to fund the amount required to be funded by it under a Funding Notice pursuant to Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.2(e), and such failure continues for more than five (5) Business Days after the deadline for funding identified in such Funding Notice (the “Funding Deadline”) (provided, however, no other cure period provided for in this Agreement shall extend the Funding Deadline), then the Watco Members acting jointly, on the one hand, or the Greenbrier Member, on the other hand, if such Member(s) has fully funded the amount required to be funded under such Funding Notice by the Funding Deadline (the “Funding Member”), may, in its sole and absolute discretion, either (1) fund up to the difference between the amount required to be funded by the Non-Funding Member under such Funding Notice and the amount actually funded under such Funding Notice, if any, by the Non-Funding Member (the “Shortfall Amount”) as set forth in Section 3.8(b) or (2) to the extent the Funding Member does not elect to fund the entire Shortfall Amount, seek the remedy provided in Section 3.8(c).

(b) Upon the failure of the Non-Funding Member to fund the amount required to be funded by it under a Funding Notice issued pursuant to Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.2(e), the Funding Member may, only after the Funding Deadline, in its sole and absolute discretion, elect to cure all or a portion of the Shortfall Amount through the following process and in the order specified below:

(1) Loan. The Funding Member may make an advance on behalf of the Non-Funding Member to the Company up to the amount of the Shortfall Amount. The amount advanced will be deemed to be (i) a loan from the Funding Member to the Non-Funding Member which loan shall accrue interest at the Default Interest Rate (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(b), Section 3.2(c) or Section 3.2(d)) or at the interest rate applicable in the Credit Agreement (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(e)) (the “Funding Member Loan”), followed by (ii) the type of funding to the Company required by the Funding Notice as either (y) a loan to the Company by the Non-Funding Member which loan shall be deemed to be a loan under the Credit Agreement and accrue interest at the rate provided for in, and be payable pursuant to, the Credit Agreement (a “Non-Funding Member Loan”) or (z) an Additional Capital Contribution to the Company by the Non-Funding Member (a “Non-Funding Member Capital Amount”), as the case may be. The principal balance of the Funding Member Loan and all accrued and unpaid interest thereon will be due and payable by the Non-Funding Member on the 60th day after the date the Funding Member Loan is made; provided, that the Non-Funding Member may elect to pay any or all of the Funding Member Loan (including all interest accrued and unpaid thereon) at any time during which the Funding Member Loan is outstanding (i.e., during such 60-day period or any period thereafter prior to the actual conversion described in Section 3.8(b)(2)) by providing written notice of such intention to the Funding Member of an election to repay the Funding Member Loan and paying in each case by wire transfer of immediately available funds (with all such payments being applied first to interest earned and unpaid and then to principal). Subject to Section 3.8(e) below, all Distributions, rents, interest and principal payments (but excluding service charges and fees under services agreements (e.g., service charges and fees under the Employment Transition and Management Services Agreement and the Services

Agreements, each entered into on the Effective Date)) from the Company or its Subsidiaries that would otherwise be made to the Non-Funding Member (whether before or after dissolution of the Company and whether pursuant to this Agreement, a lease or the Credit Agreement) will, instead, be paid to the Funding Member as payment on the Funding Member Loan until such time as the Funding Member Loan (including all interest accrued and unpaid thereon) has been repaid in full (with all such payments being applied first to interest earned and unpaid and then to principal). Any such payment to the Funding Member will be deemed for all purposes as if the cash had first been distributed or paid to the Non-Funding Member as a Distribution, or payment of rent, interest or principal, as the case may be, and the Non-Funding Member then paid such cash to the Funding Member as a payment on the Funding Member Loan. If the Funding Member Loan (including interest) has not been paid in full on or before the 60th day after the date the Funding Member Loan is made, the Funding Member may, upon ten (10) days’ prior notice, which notice may be given no earlier than the day following such 60th day, to the Non-Funding Member (during which period the Non-Funding Member may repay in full the Funding Member Loan (including all interest accrued and unpaid thereon)), either demand immediate payment of the Funding Member Loan or convert the unpaid balance of the Funding Member Loan (including all interest accrued and unpaid thereon) into an Additional Capital Contribution pursuant to Section 3.8(b)(2) below. Unless the Funding Member has elected to convert the unpaid balance of the Funding Member Loan into an Additional Capital Contribution to the Company as described in Section 3.8(b)(2) below, the Funding Member may take any action (including the filing of a lawsuit) and exercise any other rights and remedies available at law or in equity as deemed appropriate to obtain payment by the Non-Funding Member of the unpaid balance of the Funding Member Loan, together with interest thereon at a rate equal to the Default Interest Rate (in the case of a failure of the Non-Funding Member to fund the minimum amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(b), Section 3.2(c) or Section 3.2(d)) or the interest rate applicable in the Credit Agreement (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(e)) from the date the Funding Member Loan is made, at the sole cost and expense of the Non-Funding Member (including the reimbursement of reasonable legal fees and expenses incurred by the Funding Member in connection with pursuing such action).

(2) Additional Capital Contribution. If the Funding Member has elected to convert the unpaid balance of the Funding Member Loan (including all accrued and unpaid interest) as of the date of conversion into an Additional Capital Contribution to the Company, immediately prior to such conversion the Company will pay all accrued and unpaid interest on the loan, if applicable, by the Non-Funding Member to the Company described in clause (y) of the second sentence of Section 3.8(b)(1), which interest payment will be applied to the Funding Member Loan (including accrued and unpaid interest) and such remaining amount shall be deemed to be (i) an Additional Capital Contribution by the Funding Member for such amount and (ii) an increase in the Funding Member’s Sharing Ratio Account under clause (i) of the first sentence of Section 3.7(c) for an amount equal to two (2) times (in the case of a failure of the Non-Funding

Member to fund the minimum amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(b), Section 3.2(c) or Section 3.2(d)) or one (1) times (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(e)) the amount of the unpaid balance of the Funding Member Loan. Upon the conversion by the Funding Member of the balance of the Funding Member Loan (as described in the first sentence of this Section 3.8(b)(2)) to an Additional Capital Contribution, the following transfers will be deemed to have occurred:

(i) the Funding Member Loan will be canceled and the Funding Member will be deemed to have made an Additional Capital Contribution to the Company for purposes of determining its Sharing Ratio Account equal to two (2) times (in the case of a failure of the Non-Funding Member to fund the minimum amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(b), Section 3.2(c) or Section 3.2(d)) or one (1) times (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(e)) the sum of the remaining balance of the Funding Member Loan and all interest accrued and unpaid thereon (the “Funding Member Deemed Capital Contribution”), and for purposes of the Funding Member’s Capital Account such Member will be deemed to have made an Additional Capital Contribution of one (1) times such amount;

(ii) the Company will be deemed to have transferred to the Non-Funding Member an amount equal to the lesser of (A) the principal balance on the Non-Funding Member Loan (at which time the Non-Funding Member Loan will be extinguished) or the Non-Funding Member Capital Amount (at which time the Non-Funding Member Capital Amount will be extinguished), whichever is applicable pursuant to clause (ii) of the second sentence of Section 3.8(b)(1), and (B) an amount equal to the amount treated as contributed for Capital Account purposes in clause (i); and

(iii) the Non-Funding Member will be deemed to have made an Additional Capital Contribution to the Company for Capital Account purposes (but for purposes of determining its Sharing Ratio Account, such amount shall not be considered an Additional Capital Contribution) for the excess, if any, of the Non-Funding Member Loan or the Non-Funding Member Capital Amount, as the case may be, over the amount the Company was deemed to have paid to the Non-Funding Member in clause (ii) of this Section 3.8(b)(2).

Schedule 1 will be amended to reflect the appropriate adjustments to the Sharing Ratios as described in Section 3.7(h).

(c) Alternatively (and provided that there is no duplication of any remedies awarded), the Funding Member may choose, in its sole and absolute discretion, to cause the Company to take (and is authorized to act on behalf and in the name of the Company in that regard) such action (including the filing of a lawsuit) and to exercise any other rights and remedies available at law or in equity as deemed appropriate to obtain payment by the Non-Funding Member of the Shortfall Amount (less amounts cured by the Funding Member as described above), together with interest thereon at a rate equal to the Default Interest Rate (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(b), Section 3.2(c) or Section 3.2(d)) or the interest rate applicable in the Credit Agreement (in the case of a failure of the Non-Funding Member to fund the amount required to be funded pursuant to the issuance of a Funding Notice issued pursuant to Section 3.2(e)) from the Funding Deadline. The Company shall be entitled to receive reasonable legal fees and expenses in connection with pursuing such action.

(d) To the extent that the Funding Member elects not to fund all of a Shortfall Amount pursuant to Section 3.8(b), subject to Section 3.8(e), all Distributions, rents, interest and principal payments (but excluding service charges and fees under services agreements (e.g., service charges and fees under the Employment Transition and Management Services Agreement and the Services Agreements, each entered into on the Effective Date)) from the Company or its Subsidiaries that would otherwise be paid to the Non-Funding Member (whether before or after dissolution of the Company and whether pursuant to this Agreement, a lease or the Credit Agreement) will instead be withheld from the Non-Funding Member by the Company and will be applied to the Shortfall Amount (in the form of unfunded loans or unfunded Additional Capital Contributions (as applicable depending on the type of funding to the Company required by the Funding Notice) which constitute the Shortfall Amount) until such withheld amounts are equal to the Shortfall Amount not so funded by the Funding Member, and such withheld amounts will be treated on the books of the Company as funded loans or Additional Capital Contributions (as applicable depending on the type of funding to the Company required by the Funding Notice).

(e) To the extent there is a Funding Member Loan to a Non-Funding Member and the Non-Funding Member also has an unpaid Shortfall Amount not completely funded by the Funding Member as described in Section 3.8(d), then all Distributions, rents, interest and principal payments that are withheld from the Non-Funding Member pursuant to Section 3.8(b)(1) or Section 3.8(d) shall be applied first to accrued and unpaid interest on the Funding Member Loan pursuant to Section 3.8(b)(1). Thereafter, any remaining Distributions, rents, interest and principal payments shall be applied pro rata between the unpaid balance of the Funding Member Loan and the unpaid Shortfall Amount then outstanding.

ARTICLE 4

Board of Managers

Section 4.1.	Number and Qualifications.

(a) Subject to Section 4.6 and any approval rights contained in the Act, the powers of the Company will be exercised by or under the authority of, and the Business and affairs of the Company will be managed under the direction of, a board of Managers (the “Board”). Managers need not be Members or residents of the State of Delaware. The Managers appointed by the Greenbrier Member and the Managers appointed by the Watco Members will alternate every other fiscal year in selecting one Manager to serve as the Chairman of the Board; provided, however, that during any fiscal year in which the Chief Executive Officer is an employee, agent, independent contractor or Affiliate of one of the Members, the other Member(s) will select one of its Managers to serve as the Chairman of the Board (it being acknowledged by the Members that the Company’s Chief Executive Officer as of the Effective Date is an employee of The Greenbrier Companies, Inc. and as such the Watco Members (without limiting the generality of this proviso) will appoint the Chairman until the end of the fiscal year in which such individual no longer serves as Chief Executive Officer or is no longer an employee of The Greenbrier Companies, Inc., whichever comes first; provided, further, that if a Member or Members hold at least a Supermajority of the Sharing Ratios, then such Member or Members will appoint the Chairman until such time as such Member or Members cease to hold a Supermajority of the Sharing Ratios regardless of whether the Chief Executive Officer is an employee, agent, independent contractor or Affiliate of such Member. The Chairman will preside at meetings and generally manage the administrative affairs of the Board.

(b) The Board will consist of four Managers. The Greenbrier Member may, for so long as it remains a Member of the Company, appoint two Managers to the Board. The Watco Members (acting together and not individually) may, for so long as one of them remains a Member of the Company, appoint two Managers to the Board. The Managers will vote on matters as provided in Section 4.6. The Member(s) appointing any Manager may remove such appointed Manager (if the Member appointing any Manager ceases to be a Member, then any such Manager will be deemed removed effective as of the time that the Member ceases to be a Member). Upon the death, resignation or removal of any Manager, his or her appointing Member(s) may, but are not required to, appoint a successor Manager. The Members may appoint permanent or substitute Manager(s) with full voting power, provided, however, in no event shall the Greenbrier Member, for so long as it remains a Member of the Company, appoint more than two Managers to the Board and in no event shall the Watco Members (acting together and not individually), for so long as one of them remains a Member of the Company, appoint more than two Managers to the Board.

(c) The initial Managers of the Company are set forth on Schedule 2.

(d) Upon request, the Managers will allow a reasonable number of individuals who are Affiliates of a Member to attend meetings of the Board as observers, and will allow these individuals access to the materials distributed to the Board. Any such observer shall be bound by Section 11.4.

Section 4.2.	Place of Meetings.

All meetings of the Board will be held at such time and place either within or without the State of Delaware (but must be held in the United States), as is from time to time determined by the Board or the Manager calling the meeting.

Section 4.3.	Annual Meetings.

The Board will have an annual meeting on the third Thursday of the month of September each year, unless the Board selects a different day during such year.

Section 4.4.	Special Meetings.

Special meetings of the Board may be called at any time by any Manager with at least 48 hours personal or written notice to each of the other Managers, or such shorter time upon the written consent of all of the Managers. Any notice required pursuant to this Section 4.4 shall state the purpose or purposes of such meeting (although the items approved need not be limited to the purpose or purposes listed in the notice of the meeting if all of the Managers approve such items).

Section 4.5.	Actions With or Without a Meeting and Telephone Meetings.

Notwithstanding any provision contained in this Agreement, all actions of the Board provided for herein will be taken either at a meeting and evidenced by written minutes thereof executed by the Chairman or the Secretary or by written consent without a meeting. Any meeting of the Board may be held by telephone conference by means of which all Persons participating in the meeting can hear or otherwise communicate with each other, and participation in such a meeting will constitute presence in person at such meeting. At any regular or special meeting of the Board, the Company will make provisions for any Manager who desires to attend such meeting via teleconference. Any action that may be taken by the Board without a meeting will be effective only if the written consent (or consents) sets forth the action so taken, and is signed by the Managers holding not less than the minimum Sharing Ratio necessary to take such action. If any action or decision permitted by this Agreement to be taken or made by less than all of the Managers is taken or made by a written consent signed by less than all of the Managers, the Company will, on the day such action is taken or such decision is made, give written notice of the action taken or the decision made to the Manager(s) who did not sign the written consent.

Section 4.6.	Powers of the Board; Officers; Voting.

(a) (i) Power of the Board. Except as provided in this Agreement, to the fullest extent permitted by the Act, the Board has full, exclusive and complete discretion to manage and control the affairs of the Company, will make all decisions affecting the Business, will have full authority to take any action contemplated hereby and will have full power to exercise any and all rights generally inferred or conferred by Law in connection therewith, including the establishment, modification and amendment of all operating guidelines, policies and procedures of the Company.

(ii) Member Vote. The following items are specifically reserved to be decided by a Supermajority vote of the Members in accordance with Section 10.5:

(1) the liquidation, dissolution or winding-up of the affairs of the Company or any Subsidiary, or a sale of all or substantially all of the Company’s assets in any transaction or series of related transactions;

(2) the Company or any Subsidiary constituting 20% or more of the combined assets of the Company and its Subsidiaries entering into any consolidation, merger or amalgamation with or into any other Entity;

(3) the Company or any Subsidiary petitioning for Bankruptcy or insolvency protection;

(4) the Company or any Subsidiary engaging in a registered public offering or granting registration rights to any Person;

(5) redeeming the Membership Interests of a Member;

(6) the conversion of the Company into a different form of Entity;

(7) the change of the status of the Company from one in which management is vested in the Board to one in which management is vested in the Members;

(8) without limiting anything in Section 11.5, amending, altering, or repealing any provision of the Certificate of Formation or this Agreement;

(9) issuing any Membership Interests other than as specifically set forth herein; and

(10) admitting any new Member to the Company.

(b) Officers. As set forth in Section 4.12, the Board may appoint a Chief Executive Officer, a President (if any) and a Chief Financial Officer of the Company, and the Chief Executive Officer and the President (if any) of the Company may appoint additional subordinate Officers of the Company with such titles, authority and rights as the Chief Executive Officer or the President determines from time to time to supervise or arrange for the supervision of day-to-day operations of the Company.

(c) Voting. For purposes of voting by the Board, the Managers appointed by the Greenbrier Member will vote as a single unit, and the Managers appointed by the Watco Members will vote as a single unit. Votes will be weighted in accordance with the Sharing Ratio of the Member(s) appointing the Managers. Unless expressly stated otherwise in this Agreement, all actions by or requiring the consent or approval of the Board require the consent or approval of the Managers voting a majority of the Sharing Ratios.

(1) With respect to any decisions (including the amendment of, granting of a waiver under, instituting litigation under or declaring a default by the Company or any Subsidiary) relating to any agreement (e.g., a services agreement) or other arrangement between the Company or any Subsidiary, on the one hand, and any Member or any of the Member’s Affiliates, on the other hand (each an “Affiliate Transaction”), the Managers appointed by such Member will not have a vote, and a unanimous vote of the Managers appointed by the Member(s) not party to such Affiliate Transaction shall be required to approve such Affiliate Transaction. Notwithstanding the foregoing, if either the Greenbrier Member or the Watco Members, acting jointly, hold a Supermajority of the Sharing Ratios, the Managers appointed by the Member or Members holding a Supermajority of the Sharing Ratios may approve any Affiliate Transactions involving such Member or its Affiliates, provided that such transactions shall be on terms which are substantially no less favorable to the Company or the applicable Subsidiary of the Company than those which would be obtainable by the Company or the Subsidiary at the time in a comparable arm’s length transaction with an Independent Third Party.

(2) With respect to any decisions relating to a determination of whether or not a breach by a Member has occurred under the Credit Agreement, or any similar matter under or with respect to the Credit Agreement, the Managers appointed by the Member or its Affiliate that may have breached the Credit Agreement will not have a vote, and a unanimous vote of the Managers appointed by the Member(s) not alleged to have breached the Credit Agreement shall be required to approve such declaration.

(3) So long as the Greenbrier Member, on the one hand, and the Watco Members, on the other hand, each have a Sharing Ratio of 50%, on any matter submitted to the Board, the Managers appointed by the Greenbrier Member will have a 50% vote, and the Managers appointed by the Watco Members will have a 50% vote. If, for any reason, the Managers appointed by a Member cannot agree on an action to be taken by the Board or such Managers are not available for a vote and did not give a proxy pursuant to Section 4.6(e) or permanent or substitute Managers have not been appointed as replacements, such Managers will be deemed to have voted against such action.

(d) Supermajority Voting. Without limiting the other provisions of this Agreement, the consent or approval of the Managers voting a Supermajority will be required for the items set forth below (unless such item is contemplated by the Annual Business Plan):

(1) the Company or any Subsidiary making any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a senior obligations or institutional rating of “A” or higher by Standard & Poor’s or an equivalent rating by Moody’s or Fitch’s, or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

(2) the Company or any Subsidiary having at any one time outstanding indebtedness for borrowed money or capital leases in excess of $500,000 in the aggregate other than pursuant to the Credit Agreement;

(3) the Company or any Subsidiary pledging or encumbering any assets other than pursuant to the Credit Agreement or allowing to exist any Encumbrance other than Permitted Liens (as such term is defined in the Contribution Agreement);

(4) approving or amending the Annual Business Plan;

(5) except as provided in Section 3.2(f), authorizing funding in excess of annual budgeted aggregate amounts provided for in the Annual Business Plan (after taking into account the cushion amount set forth therein);

(6) approving any Distribution to the Members in excess of the Target Distribution Amount;

(7) the Company or any Subsidiary commencing any litigation other than litigation (a) in the ordinary course of business and (b) involving claims not in excess of $500,000 (except litigation covered by Section 4.6(c)(1));

(8) selecting or replacing the Company’s auditors;

(9) approving the operation of any business by the Company or any Subsidiary outside the United States or Canada;

(10) establishing or changing tax elections or methods of tax accounting;

(11) except as provided in the last two sentences of Section 3.1 or in Section 3.8(b)(2), approving any Additional Capital Contribution or loan under the Credit Agreement;

(12) except as limited by item 17 below and other than the acquisition of Greenbrier Rail Services Canada Inc., the Company or any Subsidiary acquiring in any single or series of related transactions any business, properties or assets other than in the ordinary course of business or involving an aggregate purchase price of less than $500,000;

(13) except pursuant to the Master Real Property Lease Agreements or the Master Personal Property Lease Agreements, each entered into on the Effective Date, the Company or any Subsidiary leasing in any single or series of related transactions any properties or assets with aggregate lease payments in excess of $500,000;

(14) the Company creating any Subsidiary other than GBW Railcar Services, L.L.C.;

(15) the amendment of any of the organizational documents of any Subsidiary (other than a change in the registered agent);

(16) the amendment of any of the Transaction Documents (as defined in the Contribution Agreement);

(17) the Company or any Subsidiary making any loan or advance to, or owning any equity interest or other securities of, any Subsidiary or other Entity unless it is wholly-owned by the Company or one of the Company’s wholly-owned Subsidiaries;

(18) the Company or any Subsidiary guaranteeing any indebtedness except for trade accounts of the Company or any wholly-owned Subsidiary arising in the ordinary course of business;

(19) the Company or any Subsidiary entering into new lines of business, or exiting the current Business;

(20) the Company or any Subsidiary creating or materially amending any employee benefit plan with an annual increase in cost to the Company in excess of $500,000;

(21) the Company or any Subsidiary purchasing or selling in any single or series of related transactions any real property with a fair market value in excess of $500,000;

(22) the Company or any Subsidiary opening a new facility or closing an existing facility;

(23) selecting a Shortfall Distribution Amount to be funded by a Shortfall Loan rather than by a Shortfall Capital Contribution, pursuant to Section 5.1(b);

(24) changing the terms and conditions of employment of each executive officer of the Company or any Subsidiary; and

(25) the Company or any Subsidiary entering into or amending any employment agreement with any person.

(e) Proxies. If one of the Managers appointed by the Greenbrier Member is absent, the other Manager appointed by the Greenbrier Member will automatically be deemed to have received a full proxy from the Manager not in attendance with respect to all matters that come before such meeting. If one of the Managers appointed by the Watco Members is absent, the other Manager appointed by the Watco Members will automatically be deemed to have received a full proxy from the Manager not in attendance with respect to all matters that come before such meeting.

Section 4.7.	Annual Business Plan.

(a) Initial Annual Business Plan. Management shall prepare and submit to the Board, and the Board shall consider and approve pursuant to Section 4.6(d)(4) an annual business plan for the period commencing on the Effective Date and ending on August 31, 2015 (such plan and each successive annual business plan, as described herein, the “Annual Business Plan”), which shall be approved no later than September 30, 2014. The Annual Business Plan shall: (i) provide for an annual operating plan (which shall provide for the Company’s expected annual operating cash needs (including operating expenditures and necessary minimum cash balances)) and a capital expenditures plan (including maintenance capital expenditures and growth capital expenditures), (ii) provide for maintenance of minimum cash balances and payment of anticipated Target Distribution Amounts, (iii) include a financial plan stating within it the amount of funding required to execute the plan (including what portion is expected to be funded by Additional Capital Contributions and what portion is expected to be funded by loans), plus a cushion amount of not less than ten percent (10%) and not more than twenty percent (20%) of the budgeted amount to fund such plan and (iv) include the Company’s pricing strategy as well as the identification and proposed treatment of strategic customers, including the priority that the Company will give such customers with respect to capacity and access to the Company’s facilities. To the extent determined by a Supermajority of the Board, the Annual Business Plan

will set forth in reasonable detail on a quarterly basis projected amounts for anticipated funding requirements. References in this Agreement to the “Annual Business Plan” shall be to the Annual Business Plan as approved and/or amended pursuant to Section 4.6(d)(4).

(b) Successive Annual Business Plans. Management shall prepare and submit to the Board, and the Board shall consider and approve pursuant to Section 4.6(d)(4), an Annual Business Plan for each successive Fiscal Year not later than thirty (30) calendar days after the end of the previous Fiscal Year. If the Board does not approve an Annual Business Plan as provided herein, or if the Board is otherwise unable to approve an Annual Business Plan for a particular Fiscal Year, the Annual Business Plan most recently in effect (excluding growth capital expenditures, any one time amounts for specific projects, purchases, acquisitions or other matters, any other special or non-recurring items and, for the avoidance of doubt, any funding approved by the Board pursuant to Section 4.6(d)(5)) shall remain in effect for so long as the Board is unable to approve a new Annual Business Plan.

(c) Resolution of Disputes. For the avoidance of doubt, the dispute resolution procedures provided for in Section 4.13 shall apply to any dispute or deadlock with respect to the adoption of any Annual Business Plan.

(d) Sale of Business or all Membership Interests in the Case of Deadlock. Without limiting anything in Section 6.7 (which rights thereunder may be exercised at any time during the process described in this Section 4.7(d)), if the Board has failed to approve a new Annual Business Plan for three consecutive Fiscal Years, then any Member may, within 60 days after the end of the most recent Fiscal Year and upon notice to the Company and each other Member (a “Deadlock Notice”), require the Company and the Members to engage in the following process:

(1) within 10 days after the receipt of the Deadlock Notice, the Greenbrier Member will designate one qualified independent appraiser and the Watco Members acting jointly will designate another qualified independent appraiser. Within 20 days after the receipt of the Deadlock Notice, the two qualified independent appraisers will jointly appoint a third qualified independent appraiser. This third qualified independent appraiser will determine the fair market value of the Company as a going concern as of the end of the calendar month prior to the date of the Deadlock Notice, which appraisal must be delivered to the Company and the Members as soon as reasonably practicable, and in any event within 45 days after the date the independent appraiser is selected. The fees and expenses of the third qualified independent appraiser will be borne by the Company;

(2) for a period of 30 days after the receipt of such appraisal, the Members will negotiate in good faith the purchase or sale of the Membership Interests of one of the Members to the other Member(s);

(3) if, within this 30 day period, the Greenbrier Member, on one hand, and the Watco Members, on the other hand, have not agreed to a purchase or sale between the Greenbrier Member and the Watco Members, acting jointly, then either the Greenbrier Member or the Watco Members acting jointly may elect to force the offer for sale of the entire Company or all of the Membership Interests of the Company to a third party on terms and conditions reasonably acceptable to the Members. If (i) the Members are unable to agree upon the terms and conditions of the sale of the entire Company or all of the Membership Interests of the Company to a third party within 180 days after the receipt of such appraisal and (ii) the provisions of Section 6.7 have not been invoked, then at any Member’s election, the Company will be dissolved.

Section 4.8. Restrictions on the Powers of Managers Acting Individually.

Notwithstanding anything to the contrary contained in this Article 4, a Manager has no power or authority to act individually on behalf of the Company except for such power or authority as may be specifically conferred upon such Manager by action of the Board.

Section 4.9. Transaction with Related Parties.

The Company may agree, contract, or arrange with any Manager, Member or Officer or any Affiliate of any Manager, Member or Officer, for any Company purpose, provided that the terms and provisions of any such agreement, contract or arrangement must be approved as provided in Section 4.6(c).

Section 4.10. Indemnification of Managers.

(a) Subject to Section 4.10(b), the Company will indemnify the Managers relating to any action or omission in such capacity to the fullest extent permitted under the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which a Manager may be involved, or is threatened to be involved, as a party or otherwise so long as the Manager’s conduct was not finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent or in bad faith. The termination of any proceeding by judgment, order or settlement, or the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that a Manager did not meet the requisite standard of conduct set forth in this Section 4.10(a). Any indemnification pursuant to this Section 4.10 will be made only out of the assets of the Company, including insurance proceeds, if any, and no Member shall be required to make any Additional Capital Contribution to the Company to fund such indemnification.

(b) The Company will reimburse a Manager on a monthly basis for reasonable expenses incurred by such Manager who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written undertaking by such Manager to return monies so advanced if it is ultimately determined that indemnification is not required under this Section 4.10 and (ii) a written affirmation by such Manager of such Manager’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 4.10 has been met; provided that such Manager will be required to reimburse the Company for all amounts that have been paid to such Manager by the Company if the Manager has been determined by a court of competent jurisdiction to not be entitled to indemnification under Section 4.10(a).

(c) The indemnification provided by this Section 4.10 is in addition to any other rights to which the Managers may be entitled under any agreement, as a matter of Law, or otherwise.

(d) The Company may purchase and maintain such insurance on behalf of the Managers, as the Board determines, against any liability that may be asserted against or expenses that may be incurred by a Manager in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify the Manager against such liability under the provisions of this Agreement.

(e) In no event may any Manager subject the other Managers or any Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(f) No Manager will be denied indemnification in whole or in part under this Section 4.10 because the Manager or any Affiliate of the Manager had an interest in the transaction with respect to which the indemnification applies, if the transaction was approved by the Board or the Members or was otherwise permitted by the terms of this Agreement.

(g) The provisions of this Section 4.10 are for the benefit of the Managers and their respective heirs and personal representatives, and will not be deemed to create any rights for the benefit of any other Persons.

(h) Any amendment, modification or repeal of this Section 4.10 or any provision in this Section 4.10 will be prospective only and will not in any way affect the rights of any Manager under this Section 4.10 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

Section 4.11. Limitations on Liability of Members and Managers.

(a) In addition to the other limitations on liability set forth in this Agreement, no Person will be liable to the Company or its Members for any loss, damage, liability or expense suffered by the Company or its Members on account of any action taken or omitted to be taken by such Person as a Member or Manager of the Company or by such Person while serving at the request of the Company as a director, manager, officer, representative or in any other comparable position of any other enterprise, unless a court determines that such action or inaction constitutes willful misconduct, was knowingly fraudulent or in bad faith. With respect to each Manager and each Member, any and all other duties and responsibilities, including any fiduciary duties, are hereby eliminated and waived in their entirety to the extent permitted by applicable Laws, including the Act. A Member’s or Manager’s liability hereunder will be limited only for those actions taken or omitted to be taken by such Member or Manager in the exercise or discharge of such Member’s or Manager’s rights or obligations with respect to the management of the business and affairs of the Company. The provisions of this Section 4.11 are not intended to limit the liability of any Member or Manager for any other obligations of such Member or Manager undertaken in this Agreement or any other agreement to which the Company is a party in such Member’s or Manager’s capacity as a Member or Manager, or otherwise. Notwithstanding the foregoing limitation, each Member will be liable to the Company and to the other Members for any and all losses, costs, and expenses incurred by the Company or the other Members as a result of any breach by the Member of any terms or provisions of this Agreement. Nothing in this Agreement is intended to limit or eliminate the implied contractual covenant of good faith and fair dealing as contemplated by Section 18-1101 of the Act.

(b) In furtherance of the foregoing limitations on liability of the Members and Managers, the following provisions apply:

(1) a Member or Manager has no liability hereunder for failing to act if such act required the consent of some or all of the Managers or Members and the required consent to such action was not granted; and

(2) each of the Managers and the Members may engage and rely upon attorneys, accountants and other advisors on behalf of the Company even though such Persons may also be retained from time to time by a Member or any of a Member’s officers, directors, shareholders, members or partners, and such Persons may be engaged with respect to any matter in which the interest of the Company and a Member or Manager may differ, or may be engaged by both the Company and a Member or Manager with respect to any other matter. Neither the Managers nor the Members are responsible for any misconduct or negligence on the part of any such attorney, accountant or other advisor so long as such Person was selected with reasonable care.

Section 4.12. Officers.

(a) Number. The principal Officers of the Company, if any, will consist of a Chief Executive Officer and a Chief Financial Officer, and may also include a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary and such other Officers and assistant Officers and agents as may be deemed necessary and elected or appointed by the Chief Executive Officer, at such time and in such manner and for such terms as the Chief Executive Officer may prescribe. Any two or more offices may be held by the same individual.

(b) General Duties; Fiduciary Duties. All Officers and agents of the Company, as between themselves and the Company, will have such authority, perform such duties and manage the Company as may be provided in this Agreement or, except with respect to the Chief Executive Officer and the Chief Financial Officer, as may be determined by the Chief Executive Officer. Each Officer has the same fiduciary duties to the Company and its Members as the officers of a Delaware corporation, provided that compliance by Jim Cowan with Section 6 of his Secondment Agreement (the “Secondment Agreement”) among the Greenbrier Member, the Company and Watco Companies, dated the Effective Date and his performance of the “Greenbrier Services” (as defined in the Secondment Agreement) shall not constitute a breach of this Section 4.12(b).

(c) Election, Term of Office and Qualifications. The Chief Executive Officer and the Chief Financial Officer will be chosen by the Board. All other Officers will be chosen by the Chief Executive Officer. Each Officer will hold office until a successor is chosen and qualified or until the death, resignation, or removal of such Officer.

(d) Removal. Any Officer or agent may be removed (with or without cause) by the Board. Any Officer, other than the Chief Executive Officer and the Chief Financial Officer, may be removed (with or without cause) by the Chief Executive Officer.

(e) Vacancies. Any vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term but only in the manner prescribed in this Agreement for election or appointment to such office.

(f) Resignation. Any Officer may resign at any time by giving written notice to the Board or, with respect to any Officer other than the Chief Executive Officer or Chief Financial Officer, by giving written notice to the Chief Executive Officer. Such resignation will take effect at the time specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation will not be necessary to make it effective. Such resignation will be without prejudice to the contract rights, if any, of the Company.

(g) Chief Executive Officer. The Chief Executive Officer will have general and active management of the operations of the Company, subject, however, to the control of the Board. The Chief Executive Officer will, in general, perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned by the Board. The initial Chief Executive Officer of the Company will be Jim Cowan.

(h) Chief Financial Officer. The Chief Financial Officer is the principal financial officer of the Company, subject, however, to the control of the Board; will have charge and custody of and be responsible for all funds of the Company and will deposit all such funds in the name of the Company in such banks, trust companies or other depositories as are selected by the Board; will receive and give receipts for moneys due and payable to the Company from any source; and, in general, will perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned by the Board. The Chief Financial Officer will render to the Board, whenever the same are required, an account of all transactions of the Company and of the financial condition of the Company.

(i) President. The President will report to the Chief Executive Officer and will assist the Chief Executive Officer in the general and active management of the operations of the Company. The President will, in general, perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President will temporarily act as the Chief Executive Officer of the Company until the Board determines otherwise.

(j) Chief Operating Officer. The Chief Operating Officer will report to the Chief Executive Officer or, if so directed by the Chief Executive Officer, to the President and will have general and active management of the operations of the Company to the extent directed by the Chief Executive Officer or the President, as the case may be, and will be responsible for carrying out the orders and directions of the Chief Executive Officer and the President. The Chief Operating Officer will perform such other duties as from time to time may be assigned by the Chief Executive Officer or the President, as the case may be.

(k) Vice Presidents. Each Vice President has such powers and shall perform such duties as the Chief Executive Officer may from time to time prescribe or as the President may from time to time delegate to such Officer. At the request of the President, any Vice President may temporarily act in place of the President. In the case of the death, absence, or inability to act of the President, the Chief Executive Officer may designate any Vice President to perform the duties of the President. The Chief Executive Officer may appoint different types of vice presidents with different day-to-day management responsibilities over the operations of the Company, including the power to employ individuals to accomplish the purposes of the Company.

(l) Secretary. The Secretary will keep, or cause to be kept, in books provided for that purpose, minutes of the meetings of, or actions taken by, the Board and the Members; will see that all notices are duly given in accordance with the provisions of this Agreement and as required by applicable Law; will be custodian of the records; and, in general, will perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned by the President or the Chief Executive Officer.

(m) Indemnification.

(1) Subject to Section 4.12(m)(2), the Company will indemnify the Officers relating to any action or omission in such capacity from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative in which an Officer may be involved, or is threatened to be involved, as a party or otherwise so long as the Officer acted in good faith and in a manner the Officer reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Officer’s conduct was unlawful. The termination of any proceeding by judgment, order or settlement, or the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that an Officer did not meet the requisite standard of conduct set forth in this Section 4.12(m). Any indemnification pursuant to this Section 4.12(m) will be made only out of the assets of the Company, including insurance proceeds, if any, and no Member shall be required to make any Additional Capital Contribution or loan to the Company to fund such indemnification.

(2) The Company will reimburse an Officer on a monthly basis for reasonable expenses incurred by such Officer who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Company of (i) a written undertaking by such Officer to return monies so advanced if it is ultimately determined that indemnification is not required under this Section 4.12(m) and (ii) a written affirmation by such Officer of such Officer’s good faith belief that the standard of conduct necessary for indemnification by the Company as authorized in this Section 4.12(m) has been met; provided that such Officer will be required to reimburse the Company for all amounts that have been paid to such Officer by the Company if the Officer has been finally adjudged by a court of competent jurisdiction to not be entitled to indemnification under Section 4.12(m)(1).

(3) The indemnification provided by this Section 4.12(m) is in addition to any other rights to which the Officers may be entitled under any agreement, as a matter of law, or otherwise.

(4) The Company may purchase and maintain such insurance on behalf of an Officer, or an employee of the Company, as the Board determines, against any liability that may be asserted against or expenses that may be incurred by an Officer or an employee in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify the Officer or employee against such liability under the provisions of this Agreement.

(5) In no event may any Officer subject the Managers or Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(6) No Officer will be denied indemnification in whole or in part under this Section 4.12(m) because the Officer or any Affiliate of the Officer had an interest in the transaction with respect to which the indemnification applies, if the transaction was approved by the Board or the Members or was otherwise permitted by the terms of this Agreement.

(7) The provisions of this Section 4.12(m) are for the benefit of the Officers and their respective heirs and personal representatives, and will not be deemed to create any rights for the benefit of any other Persons.

(8) Any amendment, modification or repeal of this Section 4.12(m) or any provision in this Section 4.12(m) will be prospective only and will not in any way affect the rights of any Officer under this Section 4.12(m) as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

Section 4.13. Management Meetings to Resolve Disputes.

If any dispute, deadlock, controversy or claim with respect to any matter arises between (a) any Member and the Company or any Subsidiary, (b) the Managers appointed by the Greenbrier Member and the Managers appointed by the Watco Members, or (c) the Greenbrier Member, on the one hand, and either or both of the Watco Members, on the other hand, and if such dispute, deadlock, controversy or claim continues for more than 30 days after the initial meeting or other communication at which the dispute, deadlock, controversy or claim became apparent (whereupon the subject of such dispute, deadlock, controversy or claim will become a “Disputed Subject” hereunder), then the Company and the Members will submit the Disputed

Subject to the Chief Executive Officer of the Company, the chief executive officer of The Greenbrier Companies, Inc. and the chief executive officer of Watco Companies, L.L.C. for review, discussion and negotiation for purposes of attempting to resolve the Disputed Subject. If these chief executive officers are unable to resolve the Disputed Subject within this 30 day period, then the Members may avail themselves of all other rights or remedies under this Agreement or otherwise.

ARTICLE 5

Allocations and Distributions

Section 5.1.	Distributions.

(a) General. The amount of Adjusted EBITDA (if any) will be determined by the Company quarterly and will be distributed to the Members in accordance with Section 5.1(b). To the extent allowed by applicable Law, and as reasonably determined by the Board in consultation with the Company’s tax advisors, any Distribution or amount deemed to be a Distribution under applicable Law will be treated as a reimbursement of pre-formation capital expenditures under Treasury Regulation Section 1.707-4(d).

(b) Distributions. Except as prohibited by or in violation of applicable Laws, or as would otherwise cause the Company to become insolvent, Distributions of cash equal to Adjusted EBITDA (the “Target Distribution Amount”) will be made quarterly within 60 days after the end of each fiscal quarter, beginning with the fiscal quarter ending on November 30, 2014 (which such Distribution of cash will be equal to Adjusted EBITDA for the period from the Effective Date through November 30, 2014). Distributions will be paid to the Members pro rata in accordance with the Members’ respective Sharing Ratios as of the date of the Distribution. In connection with any Distribution, the Board shall determine by a Supermajority vote whether the Company has adequate cash on hand to pay the applicable Target Distribution Amount, in whole or in part, after taking into account the Company’s and its Subsidiaries’ indebtedness, future operations and cash needs, and if the Board determines that there is a shortfall (the “Shortfall Distribution Amount”), then the Board shall make a Funding Call, and in connection therewith determine to either (i) make a draw on the Company’s credit line provided under the Credit Agreement in the amount of the Shortfall Distribution Amount (the “Shortfall Loan”) or (ii) require that the Members make Additional Capital Contributions in the amount of the Shortfall Distribution Amount (the “Shortfall Capital Contribution”); provided that if the Board does not make such determination as to the shortfall or does not affirmatively approve the Shortfall Loan option by a Supermajority vote, the Board shall be deemed to have approved the Shortfall Capital Contribution option (up to an amount equal to the Target Distribution Amount) without any further action or vote. The Board shall then deliver a Funding Notice to the Members (pro rata in accordance with their Sharing Ratios) specifying whether the Members are required to make a Shortfall Loan or a Shortfall Capital Contribution to the Company. The Funding Notice shall, to the extent commercially reasonable, provide for the receipt of such funds by the Company on the same day as the Distribution, but in any event such funds shall be received by the Company from a Member prior to the Distribution of the Target Distribution Amount to such Member.

(c) To the extent the Shortfall Loan or Shortfall Capital Contribution, as applicable, is not funded by a Member prior to the Distribution of the Target Distribution Amount to such Member, such amount that is not funded shall be subtracted from such Member’s Target Distribution Amount at the time the Distribution is paid to the Members, and such Member shall have no right to receive such amounts not funded after the time the Distribution is paid to the Members.

(d) To the extent a Member has not complied with one or more Funding Notices issued pursuant to Section 3.2(b), Section 3.2(c), Section 3.2(d) or Section 3.2(e), and as a result any Shortfall Amount exists and the Funding Member elects not to provide a Funding Member Loan for the full amount of the Shortfall Amount pursuant to Section 3.8(b)(1), all Distributions that would otherwise be payable to the Non-Funding Member will be withheld from the Non-Funding Member pursuant to Section 3.8(d) and Section 3.8(e) until such withheld amounts are equal to the Shortfall Amount.

(e) Distributions of cash in excess of the Target Distribution Amount will be made at the discretion of the Board pursuant to Section 4.6(d)(6) and shall be made to the Members pro rata in accordance with their respective Sharing Ratios as of the date of the Distribution.

Section 5.2.	Profits, Losses and Distributive Shares of Tax Items.

(a) Operational Profits and Operational Losses. Except as provided in Section 5.2(c), Operational Profits and Operational Losses for any Fiscal Year or any applicable portion thereof will be allocated to the Members in proportion to their respective Sharing Ratios.

(b) Capital Event Profits and Capital Event Losses. Except as provided in Section 5.2(c), Capital Event Profits and Capital Event Losses for the relevant Fiscal Year or any applicable portion thereof (and, if needed, Operational Profits and Operational Losses for the year of dissolution and liquidation of the Company) will be allocated to the Members in a manner that will, as nearly as possible, cause the Capital Account balance of each Member to equal the hypothetical distribution (if any) that such Member would receive if all Company assets, including cash, were sold for cash equal to their Book Values, taking into account any adjustments thereto for such taxable year, assuming that all Company liabilities were satisfied in cash according to their terms, and the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 8.2(b)(2).

(c) Special Allocations. Except as otherwise provided in this Agreement, the following special allocations will be made in the following order and priority:

(1) Company Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Section 5.2, if there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, the Members will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods). The amount allocated to each Member under this Section 5.2(c)(1) will be an amount equal to the total net decrease in the Member’s Minimum Gain Share at the end of the immediately preceding taxable year. The items to be allocated will be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.2(c)(1) is intended to comply with the “partnership minimum gain chargeback” requirements of the Treasury Regulations and the exceptions thereto and is to be interpreted consistently therewith.

(2) Member Nonrecourse Debt Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Section 5.2 (other than Section 5.2(c)(1) which will be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum Gain attributable to any Member Nonrecourse Debt (determined under Treasury Regulations Section 1.704-(2)(i)(5)) as of the beginning of the year will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to the portion of such Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain with respect to such Member Nonrecourse Debt that is allocable to the Disposition of Company property subject to such Member Nonrecourse Debt. The items to be so allocated will be determined in accordance with Treasury Regulations Section 1.704-2(g). This Section 5.2(c)(2) is intended to comply with the “partner minimum gain chargeback” requirements of the Treasury Regulations and the exceptions thereto and is to be interpreted consistently therewith.

(3) Qualified Income Offset. A Member who unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.2(c)(3) will be made only if and to the extent that such Member would have such a deficit after all other allocations provided for in this Agreement have been tentatively made as if this Section 5.2(c)(3) were not in this Agreement. It is intended that this Section 5.2(c)(3) qualify and be construed as a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

(4) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their respective Sharing Ratios in the Company.

(5) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(6) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Sections 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

(7) Depreciation Recapture. If there is any recapture of Depreciation or investment tax credit, the allocation of gain or income attributable to such recapture will be shared by the Members in the same proportion as the deduction for such Depreciation or investment tax credit was shared, to the extent possible.

(8) Reallocation. To the extent Losses allocated to a Member would cause such Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year, the Losses will be reallocated to other Members to the extent such reallocation does not cause any such other Member to have, or increase, an Adjusted Capital Account Deficit. If any Member receives an allocation of Losses otherwise allocable to another Member in accordance with this Section 5.2(c)(8), the Member will be allocated Profits in subsequent Fiscal Years necessary to reverse the effect of such allocation of Losses. This allocation of Profits (if any) will be made before any allocations under Section 5.2(a) but after any other allocations under Section 5.2(c).

(9) Interest in Company. Notwithstanding any other provision of this Agreement, no allocation of Profit or Loss or item of Profit or Loss will be made to a Member if the allocation would not have “economic effect” under Treasury Regulations Section 1.704-1(b)(2)(ii) or otherwise would not be in accordance with the Member’s interest in the Company within the meaning of Treasury Regulations Section 1.704-1(b)(3). The Board may reallocate any item in accordance with this Section 5.2(c)(9).

(d) Curative Allocations. The allocations set forth in Section 5.2(c)(1) through 5.2(c)(9) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company Distributions. Accordingly, the Board is authorized to further allocate Profits, Losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company Distributions would be divided among the Members under Section 5.1 and Section 8.2 but for application of the Regulatory Allocations. In general, the reallocation will be accomplished by specially allocating other Profits, Losses and items of income, gain, loss and deduction, to the extent they exist, among the Members so that the net amount of the Regulatory Allocations and the special allocations to each Member is zero. The Board will have discretion to accomplish this result in any reasonable manner that is consistent with Code Section 704 and the related Treasury Regulations.

(e) Tax Allocations; Code Section 704(c). Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction which is recognized by the Company for federal income tax purposes shall be allocated among the Members in the same manner as its correlative item of Profit or Loss is allocated pursuant to Section 5.2(a) and Section 5.2(b). In accordance with Code Section 704(c) and the related Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Book Value. If the Book Value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to that asset will take into account any variation between the adjusted basis of the asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the related Treasury Regulations. Any other elections or decisions relating to Section 704(c) allocations under this Section 5.2(e) will be made in any manner that the Board determines reasonably reflects the purpose and intention of this Agreement. Section 704(c) allocations under this Section 5.2(e) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member’s Capital Account, Sharing Ratio Account or share of Profits, Losses or other items or Distributions under any provision of this Agreement. The Company hereby adopts the remedial allocation method provided in Treasury Regulations Section 1.704-3 for allocations of such variation, whether resulting from a contribution of assets with a variation or as a result of a revaluation of the Book Value.

(f) Other Allocation Rules. The following rules will apply to the calculation and allocation of Profits, Losses and other items:

(1) Solely for purposes of determining a Member’s proportionate share of “excess nonrecourse liabilities” of the Company within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in Company Profits is equal to such Member’s Sharing Ratio; provided, however, that if proposed Treasury Regulations are finalized requiring use of liquidation value percentages, such percentages (if different from profits percentages) will be used for allocating “excess nonrecourse liabilities.”

(2) For purposes of determining the Profits, Losses or any other item allocable to any period (including allocations among Members as a result of any Membership Interest that has been Disposed of during the Fiscal Year), Profits, Losses and other items will be determined using a “closing of the books” method to the extent permitted under Code Section 706 and the related Treasury Regulations, and if not so permitted then on a daily, monthly or other basis, as determined by the Board using any permissible method under Code Section 706 and the related Treasury Regulations.

(g) Member Acknowledgment. The Members agree to be bound by the provisions of this Section 5.2 in reporting their shares of Company income and loss for income tax purposes.

Section 5.3.	Tax Withholding.

Notwithstanding any other provision of this Agreement, the Board may take any action that the Board determines is necessary or appropriate to cause the Company to comply with any withholding requirements established under any federal, state or local tax Law, including withholding on any Distribution to any Member. For purposes of this Article 5, any amount withheld on any Distribution and paid over to the appropriate Governmental Authority will be treated as if such amount had in fact been distributed to the applicable Member.

Section 5.4.	Compliance with Code.

The foregoing provisions of this Article 5 relating to the allocation of Profits, Losses and other items for federal income tax purposes are intended to comply with Treasury Regulations Sections 1.704 1(b) and 1.704-2, and are to be interpreted and applied in a manner consistent with such Treasury Regulations.

Section 5.5.	Basis Adjustment.

Upon the Disposition of all or part of an interest in the Company or a Disposition of property to a Member, or any other transaction permitting an election pursuant to Section 754 of the Code, the Board will cause the Company to elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s assets as provided in Sections 734 and 743 of the Code.

ARTICLE 6

Dispositions of Membership Interests

Section 6.1.	Restrictions on Disposition.

(a) Except with the express prior written approval of the other Members, which approval may be withheld by each such Member in its sole and absolute discretion, or as expressly permitted in this Article 6, no Member may Dispose of all or any part of such Member’s Membership Interest or any beneficial right or interest therein, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law, and any attempt to do so will be void. Each Member may, without any approval of the other Members (but only after ten (10) days’ prior written notice to the other Members), Dispose of all or any part of such Member’s Membership Interest to an Affiliate of such Member, provided that (i) with respect to the Greenbrier Member, such Affiliate is a directly or indirectly wholly-owned Subsidiary of The Greenbrier Companies, Inc. (“Greenbrier Parent”), and (ii) with respect to the Watco Members, such Affiliate is a directly or indirectly wholly-owned Subsidiary of Watco Companies (“Watco Parent”), with such transferee being admitted as a substitute Member with respect to the subject Membership Interest to the extent indicated in the documentation providing for such Disposition. Irrespective of any other provision contained herein, a Member may pledge its Membership Interest to a commercial bank, commercial bank group, or commercial bank syndication or any administrative agent thereof (collectively “Banks”) to the extent required under such Member’s credit agreement or similar arrangement. The Company will cooperate and execute such documents as may be reasonably requested by any Member or Bank to facilitate such pledge at such Member’s cost and expense. Any pledge by a Member of its Membership Interest must be on the condition that the Banks’ rights to foreclose or otherwise execute upon the Membership Interests and the Bank’s transferee being admitted as a substituted member will be subject to the provisions of this Article 6. No such Bank (or its transferee, except transferees pursuant to Section 6.3), pledgee or secured party will be permitted to vote, consent to or approve any matters under this Agreement, or appoint (or direct the vote, consent or approval of) any Manager.

(b) Notwithstanding anything to the contrary contained herein, but subject to Sections 6.1(d), 6.2, 6.3, 6.4, 6.7, 6.8 and 6.9 as to which this Section 6.1(b) is inapplicable, unless the other Members consent, no Member may Dispose of all or any portion of its Membership Interest if such Disposition:

(1) when added to the total of all other Dispositions of Membership Interests within the preceding 12 months, would result in the Company being considered to have terminated within the meaning of Code Section 708; or

(2) would otherwise cause the Company to lose its status as a partnership for federal income tax purposes.

(c) Notwithstanding anything to the contrary contained herein, no Member may Dispose of all or any portion of its Membership Interest if such Disposition would violate any federal securities Laws or any applicable state securities Laws (including suitability standards).

(d) Notwithstanding anything to the contrary contained herein (other than Section 6.1(c), as to which this Section 6.1(d) is subservient, but including Sections 6.1(b), 6.2, 6.3, 6.5, 6.6, 6.7, 6.8 and 6.9, as to which this Section 6.1(d) controls), either Watco Member may, upon ten (10) days’ prior written notice to the Greenbrier Member, transfer or otherwise Dispose of its Membership Interests to the other Watco Member at any time and from time to time, except if either Watco Member is undergoing a Change in Control governed by Section 6.4, in which case the terms of Section 6.4 will control. If there is more than one Greenbrier Member, either Greenbrier Member may, upon ten (10) days’ prior written notice to the Watco Members, transfer or otherwise Dispose of its Membership Interests to the other Greenbrier Member at any time and from time to time, except if either Greenbrier Member is undergoing a Change in Control governed by Section 6.4, in which case the terms of Section 6.4 will control.

Section 6.2.	Bankruptcy.

(a) Upon a Bankruptcy of a Member, including with respect to the Greenbrier Member, a Bankruptcy of Greenbrier Parent, and including with respect to the Watco Members, a Bankruptcy of Watco Parent, the affected Member or its authorized representative (the “Bankrupt Member”) will be deemed to have offered to sell all of the Bankrupt Member’s Membership Interest (the “Applicable Interest”, which, for the avoidance of doubt, includes the Company’s indebtedness to the Bankrupt Member under the Credit Agreement) in accordance with the terms and conditions specified in this Section 6.2, and shall deliver on the date of the occurrence of the Bankruptcy a written instrument to such effect.

(b) The Bankrupt Member and the other Member(s) will attempt to agree on the Fair Market Value of the Applicable Interest to be sold. If the Bankrupt Member and the other Member(s) are unable to agree on the Fair Market Value within ten days after notice is given by the Bankrupt Member or the other Member(s) requesting such an agreement as to Fair Market Value (for purposes of this Section 6.2, the date on which such notice is given being referred to herein as the “Notice Date”), Fair Market Value will be determined by a qualified independent appraiser, selected as follows: Within 20 days after the Notice Date, the Bankrupt Member will designate one qualified independent appraiser and the other Member(s) will designate another qualified independent appraiser and the two qualified independent appraisers will jointly appoint a third qualified independent appraiser. The third qualified independent appraiser will determine the Fair Market Value of the Applicable Interest to be sold as provided herein, which appraisal must be delivered to the Company and the Members as soon as reasonably practicable, and in any event within 45 days after the date the independent appraiser is selected. The fees and expenses of the third qualified independent appraiser will be borne equally by the Bankrupt Member and the other Member(s). Fair Market Value will be determined as of a date as near as reasonably practicable to the date of the occurrence of the event that results in the sale of the Applicable Interest hereunder.

(c) If the Bankrupt Member is the Greenbrier Member, then the Watco Members, acting jointly, will have the right for 30 days after they receive the appraisal described in Section 6.2(b) to elect to (i) purchase the Applicable Interest at the Fair Market Value determined pursuant to Section 6.2(b), (ii) force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the Watco Members in accordance with Section 6.2(d) or (iii) force the sale of the Applicable Interest by the Bankrupt Member to an Independent Third Party reasonably acceptable to the non-Bankrupt Member at the Fair Market Value determined pursuant to Section 6.2(b). If the Bankrupt Member is either or both of the Watco Members, then the Greenbrier Member will have the right for 30 days after it receives the appraisal described in Section 6.2(b) to elect to (i) purchase the Applicable Interest (which for purposes of this sentence includes the Applicable Interest of both of the Watco Members) at the Fair Market Value determined pursuant to Section 6.2(d), (ii) force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the Greenbrier Member in accordance with Section 6.2(d) or (iii) force the sale of the Applicable Interest by the Bankrupt Member to an Independent Third Party reasonably acceptable to the non-Bankrupt Member at the Fair Market Value determined pursuant to Section 6.2(b). If the applicable non-Bankrupt Member does not elect to purchase all of the Applicable Interest, then the Bankrupt Member may proceed to cause the Company to distribute the Applicable Interest to the successors in interest entitled to receive the same as a result of the Bankrupt Member’s Bankruptcy. Any successor to the Bankrupt Member with respect to the Applicable Interest will thereupon (by written supplement to this Agreement) become a party to this Agreement and will hold all of the Applicable Interest transferred to such Person subject in all respects to the terms and provisions hereof.

(d) The closing of the sale of an Applicable Interest pursuant to this Section 6.2 will take place as soon as reasonably practicable following final determination of the Fair Market Value and receipt of any necessary regulatory approvals. At the closing of any sale of an Applicable Interest to be sold on the terms and conditions specified in this Section 6.2, the Bankrupt Member whose Applicable Interest is to be sold hereunder (for purposes of this Section 6.2(d), the “Seller”) will assign and deliver the Applicable Interest to the Person who exercise its right to purchase the Applicable Interest pursuant to Section 6.2(c) (for purposes of this Section 6.2(d), whether one or more, the “Purchaser”) free and clear of any Encumbrances, together with such documents of transfer as are reasonably requested by the Purchaser, and the Purchaser will deliver to the Seller the full consideration payable therefor, at the election of the Purchaser, either (1) in cash, by wire transfer or other immediately available funds or (2) 25% in cash and the balance evidenced by the execution by the Purchaser of a promissory note secured by a pledge of the Applicable Interest being purchased payable in three equal annual installments of principal, plus interest, beginning on the first anniversary of the delivery of the promissory note, with interest on such obligation to accrue at the Prime Rate, with adjustments in that varying rate to be made on the same date as any changes in that rate. Such note, if any, described in (2) above will contain the customary provisions relating to acceleration of maturity in the event of default, interest on past due amounts at the maximum non-usurious rate permitted by law and reimbursement of attorneys’ fees and court costs incurred in connection with the enforcement of the note. Any transfer or similar taxes involved in such sale will be paid by the Seller, and the Seller will provide the Purchaser with evidence of the Seller’s authority to sell hereunder and such tax lien waivers and similar instruments as the Purchaser may reasonably request.

(e) If the non-Bankrupt Member elects to force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party pursuant to Section 6.2(c), the Bankrupt Member (and the Managers appointed by the Bankrupt Member) shall consent to the sale of the entire Company or all of the Membership Interests of the Company to a third party on the same terms and conditions reasonably acceptable to the non-Bankrupt Member, except that all of the obligations of the Members for indemnification under the definitive purchase agreement for the sale of the entire Company or the Membership Interests of the Company to the Independent Third Party will be several based on their respective Sharing Ratios. The Bankrupt Member shall bear a pro rata share (based on its Sharing Ratio) of transaction costs and expenses associated with the sale and shall take all necessary and reasonable actions required by the non-Bankrupt Member in connection with the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the non-Bankrupt Member.

Section 6.3.	Foreclosure.

(a) Upon the notice of acceleration of debt by a Bank that triggers such Bank’s right to exercise remedies including foreclosure of a Member’s Membership Interest, the entry of a charging order with respect to such Membership Interest or a Disposition in lieu of a foreclosure sale caused by a Bank (each a “Foreclosure”), the affected Member or its authorized representative (the “Foreclosure Member”) shall be deemed to have offered to sell all of the Foreclosure Member’s Membership Interest (the “Foreclosure Interest”, which, for the avoidance of doubt, includes the Company’s indebtedness to the Foreclosure Member under the Credit Agreement) in accordance with the terms and conditions specified in this Section 6.3 and will, within five (5) Business Days after receiving notice of the Foreclosure, deliver a written instrument to such effect.

(b) The Foreclosure Member and the other Member(s) will attempt to agree on the Fair Market Value of the Foreclosure Interest to be sold. If the Foreclosure Member and the other Member(s) are unable to agree on the Fair Market Value within ten days after notice is given by the Foreclosure Member or the other Member(s) requesting such an agreement as to Fair Market Value (for purposes of this Section 6.3, the date on which such notice is received being referred to herein as the “Notice Date”), Fair Market Value will be determined by a qualified independent appraiser, selected as follows: Within 20 days after the Notice Date, the Foreclosure Member will designate at its cost one qualified independent appraiser and the other

Member(s) will designate at its cost another qualified independent appraiser and the two qualified independent appraisers will jointly appoint a third qualified independent appraiser. The third qualified independent appraiser will determine the Fair Market Value of the Foreclosure Interest to be sold as provided herein, which such appraisal must be delivered to the Company and the Members as soon as reasonably practicable, and in any event within 45 days after the date the independent appraiser is selected. The fees and expenses of the third qualified independent appraiser will be borne equally by the Foreclosure Member and the other Member(s). Fair Market Value will be determined as of a date as near as reasonably practicable to the date of the occurrence of the Foreclosure.

(c) If the Foreclosure Member is the Greenbrier Member, then the Watco Members, acting jointly, will have the right for 30 days after they receive the appraisal described in Section 6.3(b) to elect to (i) purchase the Foreclosure Interest at the Fair Market Value determined pursuant to Section 6.3(b), (ii) force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the Watco Members in accordance with Section 6.3(d) or (iii) force the sale of the Applicable Interest by the Foreclosure Member to an Independent Third Party reasonably acceptable to the non-Foreclosure Member at the Fair Market Value determined pursuant to Section 6.3(b). If the Foreclosure Member is either or both of the Watco Members, then the Greenbrier Member will have the right for 30 days after it receives the appraisal described in Section 6.3(b) to elect to (i) purchase the Applicable Interest (which for purposes of this sentence includes the Foreclosure Interest of both of the Watco Members) at the Fair Market Value determined pursuant to Section 6.3(b), (ii) force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the Greenbrier Member in accordance with Section 6.3(d) or (iii) force the sale of the Foreclosure Interest by the Foreclosure Member to an Independent Third Party reasonably acceptable to the non-Foreclosure Member at the Fair Market Value determined pursuant to Section 6.3(b). If the applicable non-Foreclosure Member does not elect to purchase all of the Foreclosure Interest, then the Foreclosure Member may proceed through foreclosure proceedings with the Bank that initiated the Foreclosure. Notwithstanding anything to the contrary in this Agreement, including in this Article 6, such Bank’s transferee (but not the Bank itself) shall, with respect to the Foreclosure Interest thereupon (by written supplement to this Agreement) become a party to this Agreement, be admitted as a substituted Member, and will hold all of the Foreclosure Interest transferred to such Person subject in all respects to the terms and provisions hereof.

(d) The closing of the sale of a Foreclosure Interest pursuant to this Section 6.3 will take place as soon as reasonably practicable following final determination of the Fair Market Value and receipt of any necessary regulatory approvals. At the closing of any sale of a Foreclosure Interest to be sold on the terms and conditions specified in this Section 6.3, the Foreclosure Member whose Foreclosure Interest is to be sold hereunder (for purposes of this Section 6.3(d), the “Seller”) will assign and deliver the Foreclosure Interest to the Person who exercises its right to purchase the Foreclosure Interest pursuant to Section 6.3(c) (for purposes of this Section 6.3(d), whether one or more, the “Purchaser”) free and clear of any Encumbrances, together with such documents of transfer as are reasonably requested by the Purchaser, and the Purchaser will deliver to the Seller the full consideration payable therefor in cash by wire transfer or other immediately available funds. Any transfer or similar taxes involved in such sale will be paid by the Seller, and the Seller will provide the Purchaser with evidence of the Seller’s authority to sell hereunder and such tax lien waivers and similar instruments as the Purchaser may reasonably request.

(e) If the non-Foreclosure Member elects to force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party pursuant to Section 6.3(b), the Foreclosure Member (and the Managers appointed by the Foreclosure Member) shall consent to the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on the same terms and conditions reasonably acceptable to the non-Foreclosure Member, except that all of the obligations of the Members for indemnification under the definitive purchase agreement for the sale of the entire Company or the Membership Interests of the Company to the Independent Third Party will be several. The Foreclosure Member shall bear a pro rata share (based on its Sharing Ratio) of transaction costs and expenses associated with the sale and shall take all necessary and reasonable actions required by the non-Foreclosure Member in connection with the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the non-Foreclosure Member.

Section 6.4.	Change in Control.

(a) Upon the consummation of a Change in Control of one of the Members (other than a Bankruptcy, which shall be governed by Section 6.2, or a Foreclosure, which shall be governed by Section 6.3), the affected Member or its authorized representative (the “Change in Control Member”) shall be deemed to have offered to sell all of the Change in Change in Control Member’s Membership Interest (the “Change in Control Interest”, which, for the avoidance of doubt, includes the Company’s indebtedness to the Change in Control Member under the Credit Agreement) in accordance with the terms and conditions specified in this Section 6.4 and will, within three (3) Business Days after the consummation of such Change in Control, deliver a written instrument to such effect.

(b) The Change in Control Member and the other Member(s) will attempt to agree on the Fair Market Value of the Change in Control Interest to be sold. If the Change in Control Member and the other Member(s) are unable to agree on the Fair Market Value within ten days after notice is given by the Change in Control Member or the other Member(s) requesting such an agreement as to Fair Market Value (for purposes of this Section 6.4, the date on which such notice is given being referred to herein as the “Notice Date”), Fair Market Value will be determined by a qualified independent appraiser, selected as follows: Within 20 days after the Notice Date, the Change in Control Member will designate at its cost one qualified independent appraiser and the other Member(s) will designate at its cost another qualified independent appraiser and the two qualified independent appraisers will jointly appoint a third qualified independent appraiser. The third qualified independent appraiser will determine the Fair Market Value of the Change in Control Interest to be sold as provided herein, which such appraisal must be delivered to the Company and the Members as soon as reasonably practicable, and in any event within 45 days after the date the independent appraiser is selected. The fees and expenses of the third qualified independent appraiser will be borne equally by the Change in Control Member and the other Member(s). Fair Market Value will be determined as of a date as near as reasonably practicable to the date of the Change in Control.

(c) If the Change in Control Member is the Greenbrier Member, then the Watco Members, acting jointly, will have the right for 60 days after they receive the appraisal described in Section 6.4(b) to elect to (i) purchase the Change in Control Interest at the Fair Market Value determined pursuant to Section 6.4(b), (ii) force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the Watco Members in accordance with Section 6.4(f) or (iii) force the sale of the Change in Control Interest by the Change in Control Member to an Independent Third Party reasonably acceptable to the non-Change in Control Member at the Fair Market Value determined pursuant to Section 6.4(b). If the Change in Control Member is either one or both of the Watco Members, then the Greenbrier Member will have the right for 60 days after it receives the appraisal described in Section 6.4(b) to elect to (i) purchase all of the Change in Control Interest (which for purposes of this sentence includes the Change in Control Interest of both of the Watco Members) at the Fair Market Value determined pursuant to Section 6.4(b), (ii) force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the Greenbrier Member in accordance with Section 6.4(f) or (iii) force the sale of the Change in Control Interest by the Change in Control Member to an Independent Third Party reasonably acceptable to the non-Change in Control Member at the Fair Market Value determined pursuant to Section 6.4(b).

(d) If the applicable Member decides to purchase the Change in Control Interest, then the closing of the sale of a Change in Control Interest pursuant to this Section 6.4 will take place as soon as reasonably practicable following final determination of the Fair Market Value and receipt of any necessary regulatory approvals.

(e) At the closing of any sale of a Change in Control Interest to be sold on the terms and conditions specified in this Section 6.4, the Change in Control Member whose Change in Control Interest is to be sold hereunder (for purposes of this Section 6.4(e), the “Seller”) will assign and deliver the Change in Control Interest to the Person who exercises its right to purchase the Change in Control Interest pursuant to Section 6.4(c) (for purposes of this Section 6.4(e), whether one or more, the “Purchaser”) free and clear of any Encumbrances, together with such documents of transfer as are reasonably requested by the Purchaser, and the Purchaser will deliver to the Seller the full consideration payable therefor, at the election of the Purchaser, either (1) in cash, by wire transfer or other immediately available funds or (2) 25% in cash and the balance evidenced by the execution by the Purchaser of a promissory note secured by a pledge of the Change in Control Interest being purchased payable in three equal annual installments of principal, plus interest, beginning on the first anniversary of the delivery of the promissory note, with interest on such obligation to accrue at the Prime Rate, with adjustments in that varying rate to be made on the same date as any changes in that rate. Such note, if any, described in (2) above will contain the customary provisions relating to acceleration of maturity in the event of default, interest on past due amounts at the maximum non-usurious rate permitted by Law. Without limiting anything in Section 6.5(d), as a condition to closing of both the Seller and the Purchaser, the Purchaser will cause the release of the Seller, and any Affiliate of the Seller, from all personal liability as a guarantor of any Company or Subsidiary indebtedness or any other obligations of the Company or any Company Subsidiary to any Independent Third Party. Any transfer or similar taxes involved in such sale will be paid by the Seller, and the Seller will provide the Purchaser with evidence of the Seller’s authority to sell hereunder and such tax lien waivers and similar instruments as the Purchaser may reasonably request.

(f) If the non-Change in Control Member elects to force the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party pursuant to Section 6.4(c), the Change in Control Member (and the Board members appointed by such Change in Control Member) shall consent to the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on the same terms and conditions reasonably acceptable to the non-Change in Control Member, except that all of the obligations of the Members for indemnification under the definitive purchase agreement for the sale of the entire Company or the Membership Interests of the Company to the Independent Third Party will be several in proportion to their respective Sharing Ratios. The Change in Control Member shall bear a pro rata share (based on its Sharing Ratio) of transaction costs and expenses associated with the sale and shall take all necessary and reasonable actions required by the non-Change in Control Member in connection with the sale of the entire Company or all of the Membership Interests of the Company to an Independent Third Party on terms and conditions reasonably acceptable to the non-Change in Control Member.

Section 6.5.	Assignees.

(a) The Company will not recognize for any purpose any purported Disposition of all or any portion of a Membership Interest unless the provisions of this Article 6 have been satisfied, all costs of such Disposition have been paid by the assigning Member, such Disposition is exempt from registration under the Securities Act and any applicable state securities act, and there is delivered to the Board, if requested by any member of the Board, an opinion of counsel reasonably satisfactory to the Board with respect thereto, and there is filed with the Company a written and dated notification of such Disposition, in form reasonably satisfactory to the Board, executed by both the seller, assignor or transferor and the purchaser, assignee or transferee and the notification (1) contains the acceptance by the purchaser, assignee or transferee of an agreement to be bound by all the terms and provisions of this Agreement and (2) represents that such Disposition was made in accordance with all applicable securities Laws (including suitability standards). Any Disposition of all or any portion of a Membership Interest will be recognized by the Company as effective as of the date of the Disposition.

(b) A Person who is the assignee of all or any portion of a Membership Interest, but does not become a substituted Member pursuant to Section 6.6, and desires to make a further assignment of such Membership Interest, will be subject to all the provisions of this Article 6 to the same extent and in the same manner as any Member desiring to make a Disposition of all or any portion of its Membership Interest.

(c) A Person who is the assignee of all or any portion of a Membership Interest, but does not become a substituted Member pursuant to Section 6.6, will not be entitled to vote on, consent to, call for or approve any matters under this Agreement in the capacity as a Member, nor will such assignee’s interest be included in determining whether a quorum is present or a Majority or Supermajority vote or approval has occurred.

(d) A Person who is the assignee of a Membership Interest of a Member, and who also becomes a substituted Member pursuant to Section 6.6, shall assume all of the rights (including the assignor’s right to be repaid the Company’s indebtedness to the assignor under the Credit Agreement) and all of the obligations of such Member (to the extent of the Sharing Ratio assigned) as a lender under the Credit Agreement.

Section 6.6.	Additional and Substituted Members.

(a) Except as otherwise expressly provided in this Article 6, no Member may substitute in its place a purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any portion of the Membership Interest of such Member. Subject to Section 6.6(b), any such purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any portion of a Membership Interest will be admitted to the Company as a substituted Member only with the consent of the other Members, which consent may be granted or withheld by the other Members in their sole and absolute discretion.

(b) Notwithstanding the provisions of Section 6.6(a), the other Members may not unreasonably withhold their consent to admit as a substituted Member (i) a purchaser of a Membership Interest from Banks that acquired such Membership Interest in a Foreclosure or (ii) the Person acquiring the Membership Interest upon a Change in Control, provided that the period of time during which the other Members may exercise their rights under Section 6.3 or Section 6.4 has lapsed or the other Members have elected not to pursue their rights under Section 6.3 or Section 6.4, as the case may be. The parties acknowledge that it will not be unreasonable for any Member may withhold its consent if such purchaser or any of its Affiliates is a competitor of the Business or of the Member, or if the Member determines in good faith that the admission of such purchaser as a substituted Member could reasonably be expected to have a material adverse effect on the Company or its Subsidiaries or the Member or their respective business or prospects.

Section 6.7.	Sale-Purchase of Interest Between Members.

On and after the third anniversary of the date of this Agreement, except during any period of time in which a Member has a right to purchase or force the sale of any Membership Interest pursuant to Section 6.2, Section 6.3 or Section 6.4, either the Greenbrier Member, on the one hand, or the Watco Members acting jointly, on the other hand, may offer to purchase all of the Membership Interest of the other Member or Members, in accordance with the following terms and conditions:

(a) Either the Greenbrier Member, on the one hand, or the Watco Members acting jointly, on the other hand (such Member (in the case of the Greenbrier Member) or Members (in the case of the Watco Members) being referred to in this Section 6.7 as the “Offeror Member”), may invoke the provisions of this Section 6.7 by giving notice of the Offeror Member’s intention to the other Member(s) (such other Member (in the case of the Greenbrier Member) or Members (in the case of the Watco Members) being referred to in this Section 6.7 as the “Offeree Member”), which notice must include:

(1) a statement of the Offeror Member’s intention to invoke the provisions of this Section 6.7; and

(2) the terms and conditions of the Offeror Member’s offer to purchase all of the Membership Interest owned by the Offeree Member, including the following:

(A) the consideration, in terms of money, for which the Offeror Member is willing to purchase all of the Membership Interest of the Offeree Member, which consideration must be payable in cash at the closing of such sale and purchase;

(B) the date of closing, which date of closing may not be later than ninety (90) days after the date that such notice is given and which closing must take place at the principal office of the Company; and

(C) reasonable evidence that the conditions precedent that are set forth in Section 6.5(d) will be satisfied at closing.

Upon receipt of the notice by the Offeree Member, the Offeree Member may not thereafter invoke the provisions of this Section 6.7.

(b) Upon receipt of the notice, the Offeree Member will either:

(1) sell the Offeree Member’s Membership Interest to the Offeror Member, upon the terms and conditions stated in the notice; or

(2) purchase all of the Membership Interest owned by the Offeror Member, upon the same terms and conditions as stated in the notice for the purchase of the Offeree Member’s Membership Interest, except that, if the Sharing Ratio held by the Offeror Member is different from the Sharing Ratio held by the Offeree Member, the consideration for which the Offeror Member is willing to purchase the Offeree Member’s Interest will be adjusted proportionately.

(c) The Offeree Member must notify the Offeror Member of its decision under Section 6.7(b) within sixty (60) days after the receipt of the notice from the Offeror Member by giving notice of this exercise to the Offeror Member. The exercise of the Offeree Member’s option will create a binding contract between the Members. If the Offeree Member does not provide such notice of exercise within such sixty (60) day period, then the Offeree Member will be deemed to have accepted the Offeror Member’s offer to purchase the Offeree Member’s Membership Interest, upon the terms and conditions (and on the date) stated in the notice from the Offeror Member.

(d) If the conditions precedent set forth in Section 6.5(d) (or any other conditions to the sale in the control of the purchasing Member) are not satisfied at or prior to closing, then the Member whose Membership Interest is being purchased under this Section 6.7 will not be obligated to consummate the sale of the Membership Interest and will be entitled to recover from the other Member all damages incurred by the Member as a result of the other Member’s failure to consummate the purchase of the Membership Interest and will be entitled to all other remedies available at law or in equity.

(e) At the closing of the sale and purchase of the Membership Interest to be sold on the terms and conditions specified in this Section 6.7, the selling Member will assign and deliver the Membership Interest to the purchasing Member free and clear of any Encumbrances, together with such documents of transfer as is reasonably requested by the purchasing Member. Any transfer or similar taxes involved in such sale will be shared equally by the selling Member and the purchasing Member, and the selling Member will provide the purchasing Member with such tax lien waivers and similar instruments as the purchasing Member may reasonably request.

Section 6.8.	Right of First Offer.

(a) Right of First Offer. Provided that any proposed sale of a Membership Interest by a Member has been pre-approved in writing by the other Members, subject to Section 6.1(d) and subject to the terms and conditions specified in this Section 6.8, at any time, each Member will have a right of first offer if any other Member (such Member (in the case of the Greenbrier Member) or Members (in the case of the Watco Members), the “Offering Member”), proposes to sell any Membership Interest (the “Offered Interest”) owned by it to any Independent Third Party. Each time the Offering Member proposes to transfer any Offered Interest, the Offering Member will first make an offering of the Membership Interest to the other Member (if the Offering Member is one or both of the Watco Members) or Members (if the Offering Member is the Greenbrier Member) in accordance with the following provisions of this Section 6.8.

(b) Offer Notice.

(1) The Offering Member will give written notice (the “Offering Member Notice”) to the Company and the other Member(s) stating its bona fide intention to transfer the Offered Interest and specifying the Sharing Ratio and the material terms and conditions, including the price, pursuant to which the Offering Member proposes to transfer the Offered Interest.

(2) The Offering Member Notice will constitute the Offering Member’s offer to transfer the Offered Interest to the other Member(s), which offer will be irrevocable for a period of thirty (30) days (the “ROFO Notice Period”).

(c) Exercise of Right of First Offer.

(1) Upon receipt of the Offering Member Notice, the Member(s) will have until the end of the ROFO Notice Period to offer to purchase all (but not less than all) of the Offered Interest by delivering a written notice (a “ROFO Offer Notice”) to the Offering Member and the Company stating that it offers to purchase such Offered Interest on the terms specified in the Offering Member Notice. Any ROFO Offer Notice so delivered will be binding upon delivery and irrevocable by the Member(s) (the “Purchasing Member”).

(2) Each Member that does not deliver a ROFO Offer Notice during the ROFO Notice Period will have waived all of its rights to purchase the Offered Interest under this Section 6.8, and the Offering Member will thereafter, subject to the rights of any Purchasing Member, be free to transfer the Offered Interest to any Independent Third Party without any further obligation to the Member under this Section 6.8.

(d) Consummation of Sale. If no Member delivers a ROFO Offer Notice in accordance with Section 6.8(c), the Offering Member may, during the 90 day period following the expiration of the ROFO Notice Period (the “Waived ROFO Transfer Period”), transfer all of the Offered Interest to an Independent Third Party on terms and conditions no more favorable to the Independent Third Party than those specified in the Offering Member Notice. If the Offering Member does not transfer the Offered Interest within the Waived ROFO Transfer Period or, if such transfer is not consummated within the Waived ROFO Transfer Period, the right provided hereunder will be deemed to be revived and the Offered Interest may not be offered to any Person unless first re-offered to the Members in accordance with this Section 6.8.

(e) Cooperation. Each Member will take all actions reasonably necessary to consummate the sale contemplated by this Section 6.8 including entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. At the closing of any sale of an Offered Interest to be sold on the terms and conditions specified in this Section 6.8, the Offering Member will assign and deliver the Offered Interest to the Purchasing Member free and clear of any Encumbrances, together with such documents of transfer as is reasonably requested by the Purchasing Member.

(f) Limited Application of Section. This Section 6.8 shall not apply to any transaction contemplated by any of Sections 6.2, 6.3, 6.4 or 6.7.

Section 6.9.	Tag-Along Rights.

(a) Tag-Along. Other than in connection with a sale contemplated by Section 6.2, Section 6.3 or Section 6.4, if either the Greenbrier Member, on the one hand, or the Watco Members acting jointly, on the other hand (for purposes of this Section 6.9, such Member (in the case of the Greenbrier Member) or Members (in the case of the Watco Members) a “Seller”) proposes to sell a Membership Interest representing more than 25% of the Sharing Ratios, and the proposed sale is pre-approved in writing by the other Members, then the Seller will be required to offer to the other Member(s) (the other Member (in the case of the Greenbrier Member) or Members (in the case of the Watco Members), the “Tag-Along Holder”), an election to Dispose of a portion of its Membership Interests in the proposed Disposition, based on the same pricing structure and on the same terms as the Seller is Disposing of its Membership Interests in the proposed Disposition, equal to the total Membership Interests proposed to be Disposed of in the proposed Disposition multiplied by a fraction, the numerator of which is the Membership Interests owned by the Tag-Along Holder immediately prior to the Disposition, and the denominator of which is the aggregate Membership Interests owned by the Seller and the Tag-Along Holder immediately prior to the Disposition. This election will be made by the Tag-Along Holder after the offer is made by the Seller to the Tag-Along Holder by providing written notice to the Seller of its election within ten days following the Tag-Along Holder’s receipt of the offer from the Seller.

(b) Certain Rights in Tag Along. In any sale of Membership Interests pursuant to this Section 6.9, the Tag-Along Holder electing to Dispose of its Membership Interest will be required to make the same representations, warranties and indemnities and Dispose of such Membership Interests on the same terms and conditions, as the Seller, except that the obligations of the Members for indemnification will be several based on their respective Sharing Ratios.

The Tag-Along Holder will bear a pro rata share (based on its Sharing Ratio) of transaction costs and expenses associated with the sale and will take all necessary and reasonable actions required by the Seller in connection with the sale of the Membership Interests of the Company on terms and conditions reasonably acceptable to the Tag-Along Holder.

ARTICLE 7

Books and Records; Accounting; Reporting; Tax Elections; Etc.

Section 7.1.	Books and Records; Financial Statements.

(a) The books and records of the Company and its Subsidiaries will be maintained by the Company at its principal office and will be available for examination at such office by any Member or its duly authorized representatives upon reasonable notice.

(b) Financial statements (consisting of an unaudited balance sheet and unaudited profit and loss statement), in the form prepared for the Board, will also be delivered to the Members on a monthly basis, no later than ten (10) days after month end, and on a quarterly basis, no later than 20 days after quarter end.

(c) As soon as practicable following the end of each Fiscal Year (and in any event not later than 45 days after the end of each Fiscal Year), the Company will prepare and deliver to each Member:

(1) an audited balance sheet as of the end of such Fiscal Year and related audited financial statements for the year then ended in accordance with GAAP;

(2) information necessary for the Members to comply with reporting, disclosure, filing, record retention and other requirements imposed under applicable securities and tax Laws; and

(3) other pertinent information reasonably requested by any Member regarding the Company and its Subsidiaries.

(d) Nothing in this Section 7.1 is intended to limit the obligations of the Company under the Information Sharing and Cooperation Agreement between the Company and Watco Companies or the Information Sharing and Cooperation Agreement between the Company and The Greenbrier Companies, Inc.

Section 7.2.	Accounting Basis for Tax Reporting Purposes; Tax Matters Partner.

(a) Subject to Section 7.4, the books and records of the Company and its Subsidiaries will be kept on such method of reporting for tax and financial reporting purposes as the Board selects. Millennium Rail, Inc. will serve as the “tax matters partner” of the Company pursuant to Section 6231(a)(7) of the Code (“TMP”). However, TMP will not make or alter any tax election that it reasonably believes could adversely and disproportionately affect the other Members without obtaining written approval from the other Members. The Members specifically acknowledge that TMP will not be liable, responsible or accountable in damages or otherwise to the Company or any Member with respect to any action taken by it in its capacity as a tax matters partner in good faith and in a manner TMP reasonably believed to be consistent with this Agreement and applicable Law. All reasonable out-of-pocket expenses incurred by TMP in this capacity will be considered expenses of the Company for which TMP is entitled to full reimbursement. TMP shall cause to be prepared and filed all federal, national, provincial, state and local tax returns of the Company. Prompt notice shall be given to each of the Members upon the receipt of advice that the Internal Revenue Service or other taxing authority intends to examine any income tax return or records or books of the Company. TMP shall act in such capacity reasonably at all times, shall keep the other Members informed as to its actions and the status of the Company’s income tax affairs (including any threatened, pending or ongoing income tax audits) and shall take such action as may be necessary to cause any Member so requesting to become a “notice partner” within the meaning of Section 6223 of the Code and the Regulations thereunder. If an audit of any of the Company’s income tax returns shall occur, TMP shall not settle or otherwise compromise assertions of the auditing agent in a manner that could reasonably be expected to have a material adverse effect on any Member, as compared to the position taken on the Company’s tax returns, without the prior written consent of each such affected Member.

(b) Each Member shall be considered to have retained such rights (and obligations, if any) as are provided for under the Code or any other applicable Law with respect to any examination, proposed adjustment or proceeding relating to Company tax items (including its rights under Section 6224(c) of the Code and its right to notice of any proposed tax settlements in any court case involving the Company). TMP shall notify the Members, within thirty (30) days after TMP receives notice from the IRS or any other taxing authority, of any administrative proceeding with respect to an examination of, or proposed adjustment to, any Company tax items. TMP shall provide the Members with notice of its intention to extend the statute of limitations or file a tax claim in any court at least ten (10) days before taking such action and shall not take such action without the prior written approval of the Members. If the other Members notify TMP of their intention to represent themselves, or to obtain independent counsel and other advisors to represent them, in connection with any such examination, proceeding or proposed adjustment, TMP agrees to supply such other Members and their counsel and other advisors, as the case may be, with copies of all written communications received by TMP with respect thereto, together with such other information as they may reasonably request in connection therewith. TMP further agrees, in that event, to cooperate with such other Members and their counsel and other advisors, as the case may be, in connection with their separate representation, to the extent reasonably practicable and at the sole cost and expense of such other Members. In addition to the foregoing, TMP shall notify the Members prior to submitting a request for administrative adjustment on behalf of the Company.

(c) No Member, officer, agent or employee of the Company is authorized to, or may, file IRS Form 8832 (or such alternative or successor form) to elect to have the Company be classified as a corporation for federal income tax purposes. The Members agree to take such action as may be necessary or required (and permitted under the terms of this Agreement) to maintain the status of the Company as a partnership for federal income tax purposes.

(d) The provisions of this Section 7.2 shall survive any termination of this Agreement.

Section 7.3.	Tax Reports.

(a) Upon written request, the tax matters partner of the Company will provide the other Members a reasonable opportunity to review and comment on all income tax returns prior to the filing of such income tax returns. As soon as is reasonably practicable after the end of each Fiscal Year, the tax matters partner will cause the Company to send to each Member a federal Schedule K-1 within 105 days after the end of each Fiscal Year and similar required information for state, local and foreign income tax purposes for the Fiscal Year that ended, together with such other tax information as is reasonably necessary for the preparation by such Member of its federal, state, local and foreign income tax returns by such date. The Board will also send to each Member any other reports or statements reasonably requested by such Member from time to time.

(b) The Company will provide to the Members any other financial or tax information regarding the Company and its Subsidiaries reasonably requested by a Member, including (1) book and tax basis information for the Company’s and its Subsidiaries’ assets sufficient to allow a Member to satisfy its own obligations and make its own computations, allocations and adjustments under Code Sections 704(b), 704(c) and 754 and (2) access to the financial and tax service providers (including the Company’s accountants) of the Company.

Section 7.4.	Tax Elections.

The Company will make the following elections on the appropriate tax returns:

(a) to adopt as the Company’s fiscal year for tax purposes the period ending August 31;

(b) to adopt the accrual method of accounting;

(c) to elect to amortize the organizational expenses of the Company ratably over the period as permitted by Section 709(b) of the Code and to elect to amortize the start-up expenditures of the Company as permitted by Section 195(b) of the Code;

(d) an election pursuant to Section 754 of the Code (in the first year in which there is a transaction occurs that permits such election); and

(e) subject to Section 7.2, any other election the Board deems appropriate.

The Company and its Members will take all necessary steps to cause the Company to be treated as a partnership for federal and applicable state income tax purposes. Neither the Company nor any Member will make an election for the Company to be excluded from the application of the provisions of Subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Law, and no provision of this Agreement will be construed to sanction or approve such an election. In addition, the Company will not make an election under the Code (and applicable Treasury Regulations) or any similar provisions of applicable state Law, or take any other action that could result in the Company being treated as a corporation for income tax purposes without the unanimous approval of the Members.

ARTICLE 8

Dissolution, Liquidation and Termination of the Company

Section 8.1.	Events Requiring Dissolution.

(a) The Company will be dissolved upon the first of the following to occur:

(1) upon the election to dissolve the Company by a Supermajority of the Members;

(2) upon the occurrence of an event as set forth in Section 18-801(a)(4) of the Act;

(3) the entry of a judgment, order or decree of a court of competent jurisdiction adjudicating the Company to be Bankrupt, and the expiration without appeal of the period, if any, allowed by applicable Law in which to appeal therefrom;

(4) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(5) upon the election of a Member to dissolve the Company pursuant to Section 4.7(d)(3).

(b) The events set forth in Section 8.1(a) constitute the only means by which a dissolution of the Company will occur.

(c) Upon the occurrence of an event requiring the dissolution of the Company, the business and affairs of the Company will terminate, and the assets of the Company will be liquidated under this Article 8; provided, however, that upon a dissolution of the Company pursuant to Section 8.1(a)(2), the Company may be reconstituted and continued if following such reconstitution and continuation there is at least one remaining Member and the business of the Company is continued by the consent of the Board and a Majority of the remaining Members within 90 days.

(d) Dissolution of the Company will be effective as of the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until there has been a winding up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.

Section 8.2.	Liquidation; Sale of Substantially all of the Assets.

(a) Subject to the restrictions and limitations contained in this Agreement, upon dissolution of the Company, the Board may cause any part or all of the Company assets to be sold in such manner as the Board determines in an effort to obtain commercially reasonable prices for such assets (provided, however, that the Board may distribute Company assets in kind to the Members to the extent practicable, as and to the extent requested in writing by a Member without objection in writing by any other Members, within 30 days following receipt by such other Member of such written request). During the liquidation period, the Board may continue to operate and otherwise to deal with Company property to the same extent it has such right prior to the dissolution of the Company.

(b) In settling accounts after dissolution, the assets of the Company will be paid or distributed in the following order:

(1) first, to creditors of the Company (including Members, Managers and any Affiliate of any Member or Manager, whether pursuant to the Credit Agreement or otherwise), in the order of priority as provided by applicable Laws (and in the case of the Members, in accordance with the Credit Agreement); and

(2) then, any remainder will be distributed to the Members, pro rata, in accordance with their respective Sharing Ratios.

Notwithstanding the foregoing, no Distributions will be made pursuant to this Section 8.2(b) before giving effect to the allocations of Profits, Losses and other items, pursuant to Section 5.2.

It is the intention of the parties hereto that liquidating distributions of the Company be made in accordance with the positive Capital Accounts of the Members, to the extent possible. Items of income, gain, loss and deduction for the year of liquidation (including items of gross income) shall be allocated to cause the positive balances of the Capital Accounts of the Members to be equal to the amount which each Member is entitled to receive pursuant to Section 8.2(b)(2).

Section 8.3.	Distributions in Kind.

If any assets of the Company are distributed in kind pursuant to this Agreement, such assets will be distributed to the Members entitled thereto in the same proportions as the Members would have been entitled to cash Distributions if such property had been sold for cash at its fair market value and the net proceeds thereof distributed to the Members. If Distributions in kind are made to the Members upon dissolution and termination of the Company, the Capital Account balances of such Members will be adjusted to reflect the Members’ allocable share of gain or loss that would have resulted if the distributed property had been sold at its fair market value (as determined in accordance with the method for determining Book Value).

Section 8.4.	Date of Termination.

The Company will be terminated when all the cash or property available for application and distribution under Section 8.2 has been applied and distributed in accordance therewith and a Certificate of Termination has been filed pursuant to Section 8.6.

Section 8.5.	Waiver of Partition.

Each Member hereby irrevocably waives any right or power it may possess to compel a partition or sale of any asset of the Company or to compel a winding up of the Company other than as expressly set forth in this Agreement, subject to any Distribution in kind pursuant to Section 8.2(a).

Section 8.6.	Certificate of Termination.

Upon the completion of winding up of the Company, the Board will thereafter cause to be filed with the Delaware Secretary of State a Certificate of Termination, pursuant to the requirements of the Act, canceling the Certificate of Formation.

ARTICLE 9

Representations and Warranties of the Members

Section 9.1.	Acquisition of Interest for Investment.

Each Member hereby represents and warrants to the Company and the other Members that the acquisition of its Membership Interest is made for its own account for investment purposes only and not with a view toward the resale or distribution of such Membership Interest.

Section 9.2.	Access to Information.

Each Member has been afforded full opportunity to request any and all relevant information and ask questions concerning the proposed purposes and business of the Company and its Subsidiaries, has been provided all information and copies of documents it has requested and has received answers to such questions to its full satisfaction.

Section 9.3.	No Registration.

Each Member recognizes that the Membership Interests have not been registered under the Securities Act or applicable state securities Laws and are being sold pursuant to the exemptions from registration offered by Section 4(2) of the Securities Act and the regulations promulgated thereunder and by applicable state Law provisions. Each Member recognizes that, as a consequence, its Membership Interest must be held indefinitely unless it is subsequently registered under the Securities Act and applicable state securities Laws, or an exemption from such registration is available, so that each Member must bear the economic risk of investment in its Membership Interest for an indefinite period of time.

Section 9.4.	No Obligation to Register.

Each Member acknowledges that neither the Company nor the Board is under any obligation to register the Membership Interests under any securities Laws, and none of them has any present intention to do so. Each Member understands that there is no established market for the Membership Interests, and it is extremely unlikely that any public or private market will develop.

Section 9.5.	Suitability of Investment.

Each Member understands the nature of the investment being made and that it involves a high degree of risk. Each Member recognizes that the Company is a newly organized entity and has no history of operations or earnings.

Section 9.6.	No Tax Representations.

Each Member represents and warrants that it has consulted its own tax advisor with respect to the tax aspects of such Member’s acquisition and ownership of its Membership Interest. Each Member represents and warrants that it is not relying upon any representations that may have been made by the Company or any other Member as to any tax projections or tax consequences of the Member’s acquisition and ownership of its Membership Interest.

ARTICLE 10

Meetings of Members

Section 10.1. Place of Meetings.

All meetings of the Members will be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Board and set forth in the respective notice or waivers of notice of such meeting.

Section 10.2. Meetings of Members.

Meetings of the Members may be called at any time by the Board or by any Member.

Section 10.3. Notice of Meetings of Members.

Written or printed notice stating the place, day and hour of the meeting will be delivered not less than three nor more than 60 days before the date of the meeting, either personally, by fax or by mail or email, by or at the direction of the Board to each Member of record entitled to vote at such meeting.

Section 10.4. Quorum.

One or more Members holding, in the aggregate, a majority of the Sharing Ratios constitutes a quorum at all meetings of the Members, except as otherwise provided by Law. If, however, a quorum is not present at any meeting of the Members, the Members entitled to vote at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until the holders of the requisite amount of Sharing Ratios are present or represented. A Member may be present or may be represented by proxy for purposes of this Section 10.4.

Section 10.5. Voting on Matters.

The vote of the Members holding, in the aggregate, a majority of the Sharing Ratios will be the act of the Members, unless otherwise expressly stated in this Agreement or the vote of a greater number is required by Law.

Section 10.6. List of Members Entitled to Vote.

The Board will cause to be made, at least two days before each meeting of the Members, a complete list of the Members entitled to vote at the meeting, or any adjournment of the meeting, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of two days prior to the meeting, will be kept on file at the principal office of the Company and will be subject to inspection by any Member at any time during usual business hours. This list will also be produced and kept open at the time and place of the meeting and will be subject to inspection of any Member during the whole time of the meeting. However, failure to comply with the requirements of this Section 10.6 will not affect the validity of any action taken at the meeting.

Section 10.7. Registered Members.

The Company may treat the holder of record of any Membership Interest as the holder in fact of such Membership Interest for all purposes, and accordingly will not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other Person, whether or not it has express or other notice of such claim or interest, except as expressly provided by this Agreement or the Laws of the State of Delaware.

Section 10.8. Actions With or Without a Meeting and Telephone Meetings.

Notwithstanding any provision contained in this Article 10, all actions of the Members provided for herein will be taken either at a meeting and evidenced by written minutes thereof executed by an authorized Member or by written consent without a meeting. Any meeting of the Members may be held by means of a telephone conference in which all of the Members can hear or otherwise communicate with each other. Any action that may be taken by the Members without a meeting will be effective only if the written consent (or consents) with respect thereto sets forth the action so taken, and is signed by the holder or holders of Sharing Ratios constituting not less than the minimum amount of Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted. If any action or decision permitted by this Agreement to be taken or made by less than all of the Members is taken or made by a written consent signed by less than all of the Members, the Company will, on the day such action is taken or such decision is made, give written notice of the action taken or the decision made to the Member(s) who did not sign the written consent.

ARTICLE 11

Miscellaneous Provisions

Section 11.1. Address for Notices.

All notices, demands, consents, approvals and reports provided for in this Agreement must be in writing and must be given to the parties at the addresses set forth herein or at such other addresses as the Member may hereafter specify in writing. Such notices may be delivered by hand, may be mailed, postage prepaid, by certified or registered mail, return receipt requested, by a deposit in a depository for the receipt of mail regularly maintained by the United States Postal Service, or may be sent by nationally recognized overnight delivery service (e.g., FedEx), freight prepaid. All notices that are hand delivered will be deemed given on the date of delivery. All notices that are mailed in the manner provided above will be deemed given five days after being mailed. All notices that are sent by nationally recognized overnight delivery service in the manner provided above will be deemed given on the first Business Day after the Business Day on which the sending Member delivered the notice to the overnight delivery service.

Section 11.2. Additional Documents and Acts.

In connection with this Agreement, as well as all transactions contemplated by this Agreement, the Members agree to execute such additional documents and papers, and to perform and do such additional acts as may be necessary and proper to effectuate and carry out all of the provisions of this Agreement.

Section 11.3. Applicable Law; Forum; Waiver of Jury Trial.

(a) This Agreement and the application or interpretation hereof, are governed exclusively by the Laws of the State of Delaware, and specifically the Act.

(b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, whether in contract, tort or otherwise, must be brought in the federal courts of the United States of America located in the District of Delaware, or the courts of the State of Delaware, so long as one of such courts have subject-matter jurisdiction over the suit, action or proceeding, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of Delaware. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or later have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Schedule 1 will be effective service of process for any suit, action or other proceeding brought in any such court.

(c) The Members hereby knowingly, voluntarily, and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this Agreement and the transactions contemplated thereby.

Section 11.4. Confidentiality.

The terms of this Agreement, the terms of the Transaction Documents, the identity of any Member, any principal of a Member or any Affiliate of any Member or the relative or absolute rights or interests of any of the Members, all business, financial or other information relating directly to the conduct of the business and affairs of the Company and its Subsidiaries, and the identity of any Person with whom the Company may be holding discussions with respect to any investment, acquisition or other transaction or in whom the Company may invest directly or indirectly (collectively, the “Information”) that has not been publicly disclosed with the consent of the Board is confidential and proprietary information of the Company the disclosure of which would cause irreparable harm to the Company and the Members. Notwithstanding the foregoing, “Information” shall not include (a) information that is or becomes publicly available other than by the act or omission of a Member or any Affiliate of any Member in violation of this Agreement, or (b) information that is independently developed by a Member or any Affiliate of any Member without using Information in violation of this Agreement. Accordingly, each Member, Manager and Officer will not (and each Member will direct its shareholders, partners, members, directors, officers, managers, agents, employees, advisors (including any appraiser selected by or on behalf of it), and Affiliates (including all Board observers) not to) disclose to any Person any Information or confirm any statement made by third persons regarding Information unless the Board consents thereto or until the Company has publicly disclosed the Information. The covenants contained in this Section 11.4 will survive the Disposition of the Membership Interest of any Member and the termination of the Company and, in the case of each Manager and Officer, such Person ceasing to be a Manager or Officer.

Notwithstanding any contrary provision in this Section 11.4, any Member may, without breach of the covenants set forth in this Section 11.4 and without notice to or consent of the Board, disclose any Information in any filing required of such Member or such Member’s Affiliate with any securities commission or other regulatory agency, to any financial advisors, accountants, attorneys, employees, or similar representatives or as may be required by applicable Law or the securities listing requirements applicable to such Member or such Member’s Affiliates. For the avoidance of doubt, disclosure of Information by a Member or any of its Affiliates as contemplated by (i) the Contribution Agreement, (ii) the Information Sharing and Cooperation Agreement between the Company and Watco Companies or (iii) the Information Sharing and Cooperation Agreement between the Company and The Greenbrier Companies, Inc. shall not constitute a breach of this Section 11.4. Nothing in this Section 11.4 is intended to modify or supersede the terms of the Information Sharing and Cooperation Agreement between the Company and Watco Companies or the Information Sharing and Cooperation Agreement between the Company and The Greenbrier Companies, Inc.

Section 11.5. Amendments.

(a) Requirements. Except as otherwise expressly set forth in this Agreement, the Certificate of Formation and this Agreement may be amended, or compliance herewith waived, by action of a Supermajority of the Members; provided, however, that any amendment or modification (i) altering any Member’s share of allocations of Profits (or any item thereof) and Losses (or any item thereof) or Distributions (other than as a result of the issuance of additional Membership Interests or adjustments to Sharing Ratios as expressly permitted herein), (ii) altering any Member’s voting rights or the composition of the Board and Board voting rights (other than as expressly provided herein), (iii) modifying in any manner a Member’s obligation to make Capital Contributions or loans or otherwise modifying Article 3 or Section 5.1, (iv) otherwise altering the limited liability of a Member, or (v) amending Section 2.5, Section 4.10, Section 4.11, Section 8.2 or Section 11.4, requires the consent of each Member affected thereby.

(b) Amendments Without Consent. In addition to amendments pursuant to Section 11.5(a), amendments of this Agreement may be made from time to time by the Board, without the consent of any of the Members, (i) to cure any ambiguity, or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof, (ii) to delete or add any provision of this Agreement required to be so deleted or added by any state or provincial securities commissioner or similar official, which addition or deletion is deemed by such commission or official to be for the benefit or protection of the Members, (iii) to revise this Agreement as necessary to comply or conform with any revisions in applicable Laws governing the Company, (iv) to effect a change that the Board in its sole discretion determines to be necessary or desirable to qualify or continue the qualification of the Company as a limited liability company or as an Entity in which the Members have limited liability under the Laws of any state or to ensure that the Company will not be taxed as an association taxable as a corporation for federal income tax purposes, and (v) to reflect the admission of substituted Members in the Company; provided however, that no amendment may be adopted pursuant to clauses (i) through (v) above unless the adoption thereof, in the opinion of the Board, is for the benefit of or not adverse to the interest of the Members and, in the opinion of counsel, does not affect the limited liability of the Members or the status of the Company as a partnership for federal income tax purposes. The Board will promptly notify the Members of any amendment adopted pursuant to clauses (i) through (v) of this Section 11.5(b).

Section 11.6. Binding Effect.

Except as herein otherwise provided to the contrary, this Agreement is binding upon and will inure to the benefit of the Members, their distributees, heirs, legal representatives, executors, administrators, successors and assigns.

Section 11.7. No State-Law Partnership.

The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

Section 11.8. Entire Agreement.

This Agreement, along with the Transaction Documents (as defined in the Contribution Agreement), contain all of the understandings and agreements of whatsoever kind and nature existing between the Members with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings with respect thereto, including the Limited Liability Company Agreement of the Company dated July 14, 2014.

Section 11.9. Severability.

Every provision hereof is intended to be severable, and if any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity will not affect the validity of the remainder of this Agreement.

Section 11.10. No Waiver.

No waiver, express or implied, by any Member of any breach or default by any other Member in the performance by the other Member of its obligations hereunder will be deemed or construed to be a waiver of any other breach or default under this Agreement. Failure on the part of any Member to complain of any act or omission of any other Member, or to declare such other Member in default irrespective of how long such failure continues, will not constitute a waiver hereunder. No notice to or demand on a defaulting Member will entitle such defaulting Member to any other or further notice or demand in similar or other circumstances.

Section 11.11. Counterparts.

This Agreement may be executed and delivered in multiple counterparts, including by email, facsimile, pdf, or other electronic means, each of which will be deemed to be an original, will be binding upon the Member who executed the same, and all of such counterparts will constitute the same agreement.

Section 11.12. Approvals.

Except where otherwise indicated, all approval, waiver, consent and other similar rights of the Board and the Members pursuant to this Agreement may be exercised by the Board and Members, and such approvals, waivers, consents and other similar rights may be granted or denied by such Managers and Members, in their sole and absolute discretion. Each Manager, in making any decisions or determinations or taking any actions in the capacity of a Manager, in regard to approvals, consents and other similar rights, or otherwise, may consider and favor the rights and interests of the Member that appointed or designated such Manager (including the rights and interests of such Member’s Affiliates) rather than the rights and interests of all Members, or the Company and its Subsidiaries, as a whole, and, except to the extent specifically set forth in this Agreement, such decision, determination or action will not be a breach of any fiduciary duty to the Company, and the Manager will not be required to abstain from participating in regard to any decisions or determinations or taking any actions (or any approvals, consents and other similar rights relating thereto) that directly or indirectly affect or involve the rights or interests of such Member (or the rights or interests of such Member’s Affiliates).

Section 11.13. Creditors and Other Third Parties Not Benefited.

Nothing in this Agreement is intended to nor will it benefit any creditor of the Company or any other third party. Except as provided herein or in the Credit Agreement, no creditor of the Company or other third party will be entitled to require the Board to solicit or accept any loan or Capital Contribution for the Company or to enforce any right that the Company or any Member may have against a Member, whether arising under this Agreement or otherwise.

Section 11.14. Successors and Assigns.

This Agreement is binding upon and will inure to the benefit of the Members, and their respective heirs, legal representatives, successors and assigns; provided, however, that nothing contained herein negates or diminishes the restrictions set forth in Article 6.

Section 11.15. Exhibits and Schedules.

Each exhibit and schedule to this Agreement is incorporated herein for all purposes.

[Signature page follows]

Each of the undersigned, being the Members of the Company, have caused this Agreement to be duly executed and delivered as of the Effective Date.

GREENBRIER MEMBER:	GREENBRIER RAIL SERVICES HOLDINGS, LLC

	By:	/s/ Mark J. Rittenbaum
	Name:	Mark J. Rittenbaum
	Title:	Executive Vice President and Chief Financial Officer

WATCO MEMBERS:	WATCO MECHANICAL SERVICES, L.L.C.

	By:	/s/ Rick D. Baden
	Name:	Rick D. Baden
	Title:	President and Chief Operating Officer

MILLENNIUM RAIL, INC.

	By:	/s/ Rick D. Baden
	Name:	Rick D. Baden
	Title:	President and Chief Operating Officer

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

SIGNATURE PAGE

EXHIBIT A

Glossary; Certain Interpretive Matters

1. “Act” means the Delaware Limited Liability Company Act.

2. “Additional Capital Contribution” means any amount contributed or deemed to be contributed as equity to the capital of the Company by the Members pursuant to the second sentence of Section 3.1, Section 3.2, Section 3.8(b)(2) or Section 3.8(d), or a Shortfall Capital Contribution.

3. “Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account as of the end of any relevant date after giving effect to the following adjustments:

(a) credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii) and 1.704-2, and is to be interpreted consistently therewith.

4. “Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in that Member’s Adjusted Capital Account.

5. “Adjusted EBITDA” means the Company’s net income (as determined in accordance with GAAP and consolidated with its Subsidiaries to the extent applicable) for the fiscal quarter then ended, adjusted (with the following amounts determined in accordance with GAAP) as follows:

(a) plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) third-party interest expense for such period, (ii) federal, state, local and foreign income taxes for such period, (iii) depreciation of fixed assets and amortization of intangible assets for such period, (iv) losses incurred in connection with the sale of fixed assets during such period, (v) other non-cash charges (including non-cash goodwill impairments) incurred during such period, and (vi) other non-cash extraordinary losses incurred outside the ordinary course of business during such period;

(b) minus, to the extent included in arriving at such net income amount, (i) gains (as determined in accordance with GAAP) in connection with the sale of fixed assets during such period, (ii) other non-cash extraordinary gains incurred outside the ordinary course of business during such period, and (iii) other non-cash gains (including non-cash goodwill gains) incurred during such period; and

Exhibit A

(c) plus or minus, as applicable, any other special or non-recurring items as determined by a Supermajority vote of the Board.

6. “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person to whom reference is made.

7. “Affiliate Transaction” has the meaning set forth in Section 4.6(c).

8. “Agreement” means this Amended and Restated Limited Liability Company Agreement.

9. “Annual Business Plan” has the meaning set forth in Section 4.7(a).

10. “Applicable Interest” has the meaning set forth in Section 6.2(a).

11. “Banks” has the meaning set forth in Section 6.1(a).

12. “Bankruptcy” or “Bankrupt” means, with respect to any Person, that (a) the Person: (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, winding up, dissolution, or similar relief under any Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person’s, or of all or any substantial part of the Person’s, properties; or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, winding up, dissolution, or similar relief under any Law has been commenced against the Person and 90 days have expired without dismissal thereof or with respect to which, without the Person’s consent or acquiescence, a trustee, receiver, or liquidator of the Person or of all or any substantial part of the Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

13. “Bankrupt Member” has the meaning set forth in Section 6.2(a).

14. “Board” means the Board of Managers of the Company as defined in Section 4.1(a).

15. “Book Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, further as described in Schedule 1 with regard to the determination of fair market value for the purposes described in this definition and as follows: (a) the initial Book Value of any asset contributed by a Member to the Company will be the fair market value of such asset, as determined by agreement of the contributing Member and the Board; (b) the Book Value of all Company assets will be adjusted in the event of a revaluation to equal their

Exhibit A

respective gross fair market values, as reasonably determined by the Board, as of the following times: (1) the acquisition of any additional Membership Interest in the Company by a new or existing Member in consideration for more than a de minimis Capital Contribution; (2) the distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Membership Interest in the Company; (3) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (4) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member; (c) the Book Value of any Company asset distributed to any Member will be the fair market value of such asset on the date of distribution, as determined by the Board; (d) such Book Value will be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses; and (e) the Book Value of all Company assets will be adjusted to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m). For the avoidance of doubt, Book Value will not refer to computations described for GAAP purposes.

16. “Business” means the building, acquiring, owning, leasing, subleasing or operating of any railcar repair, refurbishment or maintenance facility or business in the United States, Canada and Mexico. For the sake of clarity, the Business shall not include (i) the manufacturing, repairing, refurbishing and selling of railcar wheels and parts, (ii) the repairing and leasing of locomotives, (iii) the performing (or arranging to perform) of running repairs to railcars pursuant to the rules of the Association of American Railroads while such railcars are located on a rail line, and (iv) the manufacturing, operating, leasing, managing or controlling of railcars.

17. “Business Day” means a day other than a Saturday, Sunday or any other day on which nationally chartered banks are authorized or required to close.

18. “Capital Account” means, with respect to any Member, the account maintained for the Member as set forth herein in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) (and, for the avoidance of doubt, will not refer to computations described for GAAP purposes).

19. “Capital Contributions” means the total of all equity capital contributions of the Members pursuant to this Agreement, including the Initial Capital Contributions and the Additional Capital Contributions.

20. “Capital Event” means the sale or exchange of substantially all of the assets of the Company or a sale or exchange associated with the dissolution and liquidation of the Company, as described in Article XIII hereof.

21. “Capital Event Profits” means the Profits of the Company derived from a Capital Event

Exhibit A

22. “Capital Event Losses” means the Losses of the Company derived from a Capital Event.

23. “Certificate of Formation” means the Certificate of Formation of the Company filed with the Delaware Secretary of State.

24. “Change in Control”, means (a) with respect to the Watco Members, (i) the occurrence of any event the result of which is that either Watco Member is no longer directly or indirectly wholly-owned by Watco Parent, and (ii) the occurrence of any event the result of which is a “Change of Control” as defined in the Indenture dated as of March 22, 2013 among Watco Companies, Watco Finance Corp., a Delaware corporation (as the issuers), the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (other than item (6) of this definition of “Change of Control”, which will be deemed to be deleted for purpose of this Agreement), as of the date of this Agreement (and without giving effect to any subsequent amendment of the Indenture); and (b) with respect to the Greenbrier Member, (i) the occurrence of any event the result of which is that the Greenbrier Member is no longer directly or indirectly wholly-owned by Greenbrier Parent, and (ii) the occurrence of any event the result of which is a “Change of Control” as defined in the Indenture dated as of April 5, 2011 between The Greenbrier Companies, Inc. (as the issuer) and U.S. Bank National Association (as trustee), as of the date of this Agreement (and without giving effect to any subsequent amendment of the Indenture).

25. “Change in Control Interest” has the meaning set forth in Section 6.4(a).

26. “Change in Control Member” has the meaning set forth in Section 6.4(a).

27. “Code” means the Internal Revenue Code of 1986.

28. “Commitment” means with respect to each Member, the aggregate amount of cash agreed to be contributed as capital to the Company by such Member as specified in this Agreement or the Contribution Agreement or loaned to the Company by such Member as specified in this Agreement or the Credit Agreement.

29. “Company” has the meaning set forth in the introductory clauses to this Agreement.

30. “Contribution Agreement” means the Contribution Agreement dated the Effective Date among The Greenbrier Companies, Inc., Watco Companies and the Company.

31. “Control” (including the correlative terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interests, by contract or otherwise.

32. “Credit Agreement” means the Credit Agreement, dated as of even date herewith, among the Company, as the borrower, the Greenbrier Member, as the agent, and The Greenbrier Companies, Inc., Watco Mechanical Services, L.L.C. and Millennium Rail, Inc., as the lenders.

Exhibit A

33. “Default Interest Rate” means a rate per annum equal to the lesser of (a) the LIBOR Rate (as defined in the Credit Agreement) plus 800 basis points and (b) the maximum rate permitted by applicable Law, in each case accruing daily and compounding on a quarterly basis.

34. “Depreciation” means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period (as a result of property contributions or adjustments to such values as described in Book Value), Depreciation for such year or other period will be determined in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), Treasury Regulation Section 1.704-3(d) and other applicable authority based upon the method for tax allocations described in Section 5.2(e). For the avoidance of doubt, Depreciation will not refer to computations described for GAAP purposes.

35. “Dispose,” “Disposed” or “Disposition” means, with respect to any asset (including Membership Interests or any portion thereof), a sale, assignment, transfer, conveyance, gift, pledge, Encumbrance, hypothecation, exchange, or other disposition of the asset, whether such disposition be voluntary, involuntary or by operation of Law.

36. “Disputed Subject” has the meaning set forth in Section 11.17.

37. “Distributions” means any distributions by the Company to the Members of Adjusted EBITDA, cash in excess of Adjusted EBITDA, liquidation proceeds or other amounts, or distribution of property other than money based upon its fair market value.

38. “Duff & Phelps Report” means the report prepared by Duff & Phelps, LLC relating to the business enterprise value of the Company, a preliminary draft of which has been provided to the Members.

39. “Effective Date” has the meaning set forth in the introductory clauses to this Agreement.

40. “Encumbrance” means any lien, order, security interest, hypothec, contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

41. “Entity” means a Person other than a natural person.

42. “Fair Market Value” means, with respect to a Membership Interest, the fair market value of the Company as a going concern multiplied by the Sharing Ratio associated with the Membership Interest (without any discounts for such items as lack of control, lack of marketability or other similar valuation discounts, and taking into account the assumption of the rights and obligations under the Credit Agreement pursuant to Section 6.5) as of the date of determination of the Fair Market Value.

Exhibit A

43. “Fiscal Year” means the fiscal year of the Company for tax return purposes as established in Section 7.4.

44. “Foreclosure” has the meaning set forth in Section 6.3(a).

45. “Foreclosure Interest” has the meaning set forth in Section 6.3(a).

46. “Foreclosure Member” has the meaning set forth in Section 6.3(a).

47. “Funding Call” has the meaning set forth in Section 3.2(a).

48. “Funding Deadline” has the meaning set forth in Section 3.8(a).

49. “Funding Notice” has the meaning set forth in Section 3.2(a).

50. “Funding Member” has the meaning set forth in Section 3.8(a).

51. “Funding Member Deemed Capital Contribution” has the meaning set forth in Section 3.8(b).

52. “GAAP” means United States generally accepted accounting principles consistently applied.

53. “Governmental Authority” means any court, tribunal, arbitrator, authority, agency, executive body, legislative body, branch, department, commission, official or other instrumentality of the United States, Canada or Mexico or any state, province, county, city or other political subdivision or similar governing entity, and including any governmental, quasi-governmental or non-governmental body administering, regulating or having general oversight over the Business.

54. “Greenbrier Member” means Greenbrier Rail Services Holdings, LLC, an Oregon limited liability company, and any permitted assignee or successor(s)-in-interest with respect to all or any part of the Membership Interest of the Greenbrier Member, provided that any Persons comprising the Greenbrier Member must act collectively in regard to the exercise of any rights of the Greenbrier Member under this Agreement.

55. “Independent Third Party” means, with respect to any Member, any Person who is not an Affiliate of such Member.

56. “Information” has the meaning set forth in Section 11.4.

57. “Initial Capital Contribution” means, as to any Member, any amount contributed to the capital of the Company by the Member pursuant to the first sentence of Section 3.1.

Exhibit A

58. “Law” or “Laws” means all domestic or foreign federal, state, territorial, provincial or local laws (statutory, common or otherwise), statutes, constitutions, treaties, conventions, rules, codes, regulations, ordinances, administrative interpretations, Orders and other pronouncements having the effect of law enacted, adopted, promulgated or applied by any Governmental Authority.

59. “Losses” has the meaning set forth in the definition of “Profits”.

60. “Majority” means (a) with respect to the Members, a combination of such Members who, in the aggregate, own more than 50% of the Sharing Ratios owned by all of the Members entitled to vote on a particular matter and (b) with respect to the Managers, a combination of such Managers voting more than 50% of the Sharing Ratios entitled to vote on a particular matter, and (c) with respect to any other referenced group of Persons, more than 50% of the total number of such Persons entitled to vote on a particular matter.

61. “Manager” means any Person that is appointed or elected to act as a manager of the Company as provided herein. “Managers” means all such Persons collectively in their capacity as Managers of the Company.

62. “Member” means the Persons listed as members on Schedule 1 or any successor or successors to all or part of any such Member’s Membership Interest, or any Person admitted as an additional member to the Company, in each case in accordance with this Agreement and the Act, each in the capacity as a member of the Company. “Members” mean all such Persons collectively in their capacity as members of the Company.

63. “Member Nonrecourse Debt” means any nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) of the Company for which any Member bears the economic risk of loss, in accordance with Treasury Regulations Sections 1.704-2(b)(4) and 1.752-2.

64. “Member Nonrecourse Debt Minimum Gain” means, for each Member, the amount of Minimum Gain for the Fiscal Year or other period attributable to such Member’s “partner nonrecourse debt,” determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

65. “Member Nonrecourse Deductions” means any Losses or other losses or deductions of the Company that must be allocated to a Member who bears the economic risk of loss for the “partner nonrecourse liability” to which the Losses or other losses or other deductions relate, determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

66. “Membership Interest” means all of the rights and obligations of a Member in respect of such Member’s ownership interest in the Company, including a Member’s Capital Account, Sharing Ratio Account, Sharing Ratio, Voting Rights, the right to receive allocations and Distributions to the extent provided under this Agreement, and any other rights and obligations of a Member under this Agreement.

Exhibit A

67. “Minimum Gain” means, with respect to all nonrecourse liabilities of the Company, the minimum amount of gain that would be realized by the Company if the Company Disposed of the Company property subject to such liability in full satisfaction thereof computed in accordance with Treasury Regulations Section 1.704-2(d).

68. “Minimum Gain Share” means, for each Member, the Member’s share of Minimum Gain for the Fiscal Year (after taking into account any decrease in Minimum Gain for such year), such share to be determined under Treasury Regulations Section 1.704-2(g).

69. “Non-Funding Member” has the meaning set forth in Section 3.8(a).

70. “Non-Funding Member Capital Amount” has the meaning set forth in Section 3.8(b).

71. “Non-Funding Member Loan” has the meaning set forth in Section 3.8(b).

72. “Nonrecourse Deductions” means, for each Fiscal Year or other period, an amount of Company deductions that are characterized as “nonrecourse deductions” under Treasury Regulations Section 1.704-2(c).

73. “Notice Date” has the meaning set forth in Section 6.2(c), 6.3(c) or 6.4(b), as applicable.

74. “Offered Interest” has the meaning set forth in Section 6.8(a).

75. “Offeree Member” has the meaning set forth in Section 6.7(a).

76. “Offering Member” has the meaning set forth in Section 6.8(a).

77. “Offering Member Notice” has the meaning set forth in Section 6.8(b)(1).

78. “Officer” means a Chief Executive Officer, a President, any Vice President, a Secretary, a Chief Financial Officer and any other officer duly elected by the Board or the Chief Executive Officer in accordance with the terms of this Agreement.

79. “Offeror Member” has the meaning set forth in Section 6.7(a).

80. “Operational Profits” means all Profits of the Company other than Capital Event Profits.

81. “Operational Losses” means all Losses of the Company other than Capital Event Losses.

82. “Order” means any award, decisions, injunction, judgment, order writ, decree, ruling or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Authority.

Exhibit A

83. “Person” means an individual, a corporation, a sole proprietorship, a partnership (general or limited), a limited liability company, an association, a trust, a joint venture, or any other entity or organization, including a Governmental Authority.

84. “Prime Rate” means a rate equal to the prime rate as published in The Wall Street Journal “Money Rates” table, adjusted daily. If multiple prime rates are quoted in the table, then the highest prime rate will be the Prime Rate.

85. “Profits” and “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) will be included in taxable income or loss), with the following adjustments:

(a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition will be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition, will be subtracted from such taxable income or loss;

(c) gain or loss resulting from any Disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Value of the property Disposed of, notwithstanding that the adjusted tax basis of such property differs from such Book Value;

(d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there will be taken into account depreciation for such Fiscal Year or other period, computed in accordance with the definition of “Depreciation” herein;

(e) if the Book Value of any Company asset is adjusted pursuant to paragraphs (b), (c) or (e) of Book Value, the amount of the adjustment will be treated as an item of gain or loss from the disposition of such asset and will be taken into account for purposes of computing Profit or Loss to the extent required to comply with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), Treasury Regulations Section 1.704-1(b)(2)(iv)(f)(2), and Treasury Regulations Section 1.704-1(b)(2)(iv)(m); and

(f) to the extent not otherwise provided in this Agreement, any items that are specifically allocated pursuant to Section 5.2(c) will not be taken into account in computing Profits or Losses.

86. “Purchaser” has the meaning set forth in Section 6.2(c), 6.3(c) or 6.4(b), as applicable.

Exhibit A

87. “Purchasing Member” has the meaning set forth in Section 6.8(c)(1).

88. “Regulatory Allocations” has the meaning set forth in Section 5.2(d).

89. “ROFO Notice Period” has the meaning set forth in Section 6.8(b)(2).

90. “ROFO Offer Notice” has the meaning set forth in Section 6.8(c)(1).

91. “Securities Act” means the Securities Act of 1933.

92. “Seller” has the meaning set forth in Section 6.2(c), 6.3(c), 6.4(b) or 6.9, as applicable.

93. “Sharing Ratio” means the percentage assigned to such Member in accordance with Section 3.7, as such percentage may change from time to time as provided in this Agreement.

94. “Sharing Ratio Account” has the meaning set forth in Section 3.7(a).

95. “Shortfall Amount” has the meaning set forth in Section 3.8(a).

96. “Shortfall Capital Contribution” has the meaning set forth in Section 5.1(b).

97. “Shortfall Distribution Amount” has the meaning set forth in Section 5.1(b).

98. “Shortfall Loan” has the meaning set forth in Section 5.1(b).

99. “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a limited or general partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors, managers or other governing body of such Person. Any references to “Subsidiary” or “Subsidiaries” in this Agreement shall be the Subsidiaries of the Company unless otherwise specifically indicated.

100. “Supermajority” means, with respect to any referenced group of Members, a combination of such Members who, in the aggregate, hold 66.7% or more of the Sharing Ratios held by all of the Members entitled to vote on a particular matter and, with respect to the Managers, a combination of the Managers entitled to vote on a particular matter voting 66.7% or more of the Sharing Ratios.

Exhibit A

101. “Tag-Along Holder” has the meaning set forth in Section 6.9(a).

102. “Target Distribution Amount” has the meaning set forth in Section 5.1(b).

103. “Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

104. “Voting Rights” means a Person’s right to vote on, approve, consent to, or call for any particular action, decision or matter under this Agreement in such Person’s capacity as a Member or Manager (as applicable).

105. “Waived ROFO Transfer Period” has the meaning set forth in Section 6.8(d).

106. “Watco Companies” means Watco Companies, L.L.C., a Delaware limited liability company.

107. “Watco Members” means Watco Mechanical Services, L.L.C., a Kansas limited liability company, and Millennium Rail, Inc., a Delaware corporation, and any permitted assignee(s) or successor(s)-in-interest with respect to all or any part of the Membership Interest of a Watco Member, provided that any Persons comprising the Watco Members must act collectively in regard to the exercise of any rights of the Watco Members under this Agreement.

Exhibit A

Interpretive Matters

In construing this Agreement, it is the intent of the parties that:

(a) the captions of the articles, sections or subsections, or to the Table of Contents in this Agreement are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

(b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(c) the word “includes” and its derivatives means “includes, but is not limited to,” and corresponding derivative expressions;

(d) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(e) the meanings of the defined terms are applicable to both the singular and plural forms thereof;

(f) all references to prices, values or monetary amounts refer to United States dollars;

(g) all references to articles, sections, paragraphs, clauses, exhibits or schedules refer to articles, sections, paragraphs and clauses of this Agreement, and to exhibits or schedules attached to this Agreement, unless expressly provided otherwise;

(h) each exhibit and schedule to this Agreement is a part of this Agreement and references to the term “Agreement” are deemed to include each such exhibit and schedule to this Agreement except to the extent that the context indicates otherwise, but if there is any conflict or inconsistency between the body of this Agreement and any exhibit or schedule, the provisions of the body of this Agreement will control;

(i) the words “this Agreement,” “herein,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision, unless expressly so limited;

(j) the word “or” is disjunctive but not necessarily exclusive;

(k) all references to agreements or Laws are deemed to refer to such agreements or Laws as amended or revised or as in effect at the applicable time, including corresponding provisions of future agreements or Laws; and

(l) as used in this Agreement, accounting terms not defined in this Agreement, and accounting terms partly defined to the extent not defined, will have the respective meanings given to them under GAAP.

Exhibit A

EXHIBIT B

Example of Calculation of Sharing Ratios

[see attached]

Exhibit B